UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Sphere 3D Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sphere 3D Corp.
895 Don Mills Road
Bldg. 2, Suite 900
Toronto, Ontario M3C 1W3

December 5, 2019

Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Sphere 3D Corp. (the “Company”) to be held at the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto, Ontario L5P 1C4, on Monday, December 30, 2019 at 2:00 p.m. (Eastern Time) (the “Meeting”).
The accompanying notice of annual meeting and proxy statement include the agenda for the Meeting, explain the matters that we will discuss at the Meeting and provide general information about our Company.
Your vote is very important. Regardless of whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed form of proxy (or voting instruction form) as soon as possible to ensure your representation at the Meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the Meeting and prefer to vote in person, you may still do so even if you have already returned your form of proxy.
If you are a registered shareholder (that is, if your stock is registered with us in your own name), then you may vote electronically via the Internet by following the instructions included in the proxy statement and with your form of proxy. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program that allows you to vote by telephone or via the Internet. If so, the voting instruction form that your nominee sends you will provide voting instructions.
Thank you for your ongoing support of Sphere 3D Corp.

Sincerely,
PETER TASSIOPOULOS
Chief Executive Officer and Director

SPHERE 3D CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MONDAY, DECEMBER 30, 2019

The annual meeting of shareholders of Sphere 3D Corp. (the “Company”) will be held at the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto, Ontario L5P 1C4, on Monday, December 30, 2019 at 2:00 p.m. (Eastern Time) (the “Meeting”) for the following purposes:

1.	to consider and, if deemed advisable, to pass an ordinary resolution to elect four directors who will serve until the end of the next annual shareholder meeting;

2.	to consider and, if deemed advisable, to pass an ordinary resolution appointing Smythe LLC as the Company’s auditor who will serve until the end of the next annual shareholder meeting;

3.	to receive the audited financial statements of the Company for the year ended December 31, 2018, including the auditor’s report thereon; and

4.	to transact such other business as may properly come before the Meeting or any adjournment thereof.
The aforementioned proposals numbered 1 and 2 will each be determined by a majority of votes cast at the Meeting. The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 25% of the total number of outstanding common shares having voting rights at the Meeting.
The Board has fixed the close of business on November 19, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.
Particulars of the foregoing matters are set forth in the proxy statement and management information circular (the “Proxy Statement”) under the section identified as such. A form of proxy (or a voting information form) also accompanies this Notice of Annual Meeting and the Proxy Statement. Only shareholders of record at the close of business on November 19, 2019 will be entitled to receive notice of, and to vote at, the Meeting or any adjournment thereof.
Please review the Proxy Statement carefully and in full prior to voting in relation to the matters set out above as the Proxy Statement has been prepared to help you make an informed decision on such matters.
A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to or who do not wish to attend the Meeting in person are requested to date and sign the enclosed Proxy form promptly and return it to TSX Trust Company by one of the following methods:

INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number included on the Proxy or voting instruction form
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TSX TRUST COMPANY Attention: Proxy Department Suite 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1

To be used at the Meeting, proxies must be received by TSX Trust Company not less than 48 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or an adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice. Proxies may also be deposited with the Chairman of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one Proxy form because such shareholder owns shares registered in different names or addresses, each Proxy form should be completed and returned.

DATED as of the 5th day of December 2019

BY ORDER OF THE BOARD
Peter Tassiopoulos
Chief Executive Officer and Director

Sphere 3D Corp.
895 Don Mills Road
Bldg. 2, Suite 900
Toronto, Ontario M3C 1W3
PROXY STATEMENT AND MANAGEMENT INFORMATION CIRCULAR
As at December 5, 2019

General Information
The Board of Directors (the “Board”) of Sphere 3D Corp. (the “Company”), is providing these proxy materials to you in connection with the solicitation by and on behalf of the management of the Company of proxies for use at our annual meeting of shareholders (the “Meeting”). The Meeting will be held at the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto, Ontario L5P 1C4, on Monday, December 30, 2019 at 2:00 p.m. (Eastern Time) or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice of Meeting”). This proxy statement and management information circular (the “Proxy Statement”) summarizes the information that you will need to know to vote in an informed manner.
At the Meeting, the shareholders will be asked to consider and vote on the proposals 1 and 2 below:

1.	to consider and, if deemed advisable, to pass an ordinary resolution to elect four directors who will serve until the end of the next annual shareholder meeting;

2.	to consider and, if deemed advisable, to pass an ordinary resolution appointing Smythe LLC as the Company’s auditor who will serve until the end of the next annual shareholder meeting;

3.	to receive the audited financial statements of the Company for the year ended December 31, 2018, including the auditor’s report thereon; and

4.	to transact such other business as may properly come before the Meeting or any adjournment thereof.
The Company does not expect a vote to be taken on any other matters at the Meeting or any adjournment or postponement thereof. If any other matters are properly presented at the Meeting or any adjournment or postponement thereof for consideration, however, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.
The Board recommends you vote “FOR” the resolutions to (i) elect the nominated directors, and (ii) appoint the auditors.
Solicitation of Proxies
Solicitations may be made by mail and supplemented by telephone, internet, or other personal contact by the officers, employees or agents of the Company without special compensation. Pursuant to National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), arrangements have been made with clearing agencies, brokerage houses and other financial intermediaries to forward proxy solicitation materials to the beneficial owners of the common shares of the Company. The cost of any such solicitation will be borne by the Company.
Voting Rights, Outstanding Shares, Record Date
We will begin mailing this Proxy Statement and the accompanying form of proxy (or voting instruction form) on or about December 6, 2019 to all shareholders of record that are entitled to vote. Each common share that you own entitles you to one vote on all the matters to be voted upon at the Meeting. If you submit a properly executed form of proxy (or voting instruction form) without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposals. Only shareholders that owned our common shares at the close of business on November 19, 2019, (the “Record Date”), are entitled to vote at the Meeting. On the Record Date, 3,758,105 common shares were outstanding.

Quorum and Required Vote
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 25% of the total number of outstanding common shares having voting rights at the Meeting. There must be a quorum for business to be conducted at the Meeting. Failure of a quorum to be present at the Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense. Once a common share is represented at the Meeting, whether in person or by proxy, it will be counted for the purpose of determining a quorum at the Meeting and any adjournment of the Meeting. However, if a new record date is set for the adjourned Meeting, then a new quorum will have to be established.
The proposals to (i) elect the nominated directors, and (ii) appoint the auditors requires the affirmative vote of a majority of the votes cast by shareholders represented in person or by proxy at the Meeting.
Appointment of Proxies
The persons named in the form of proxy are directors and/or officers of the Company. A shareholder has the right to appoint a person (who need not be a shareholder of the Company) to attend and represent such shareholder at the Meeting other than those persons named in the form of proxy. Such right may be exercised by striking out the printed names and inserting such other person’s name in the blank space provided in the form of proxy or by completing another proper form of proxy.
If you are a shareholder of record, you may vote in one of three ways:

•	attend the Meeting and vote in person;

•	complete, sign, date and return the enclosed form of proxy; or

•	vote via the Internet following the instructions included with your form of proxy and outlined below.
If you are a shareholder of record, then you may go to www.voteproxyonline.com to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired.
To be used at the Meeting, proxies must be received by TSX Trust Company not less than 48 hours (excluding Saturday, Sunday and statutory holidays in the province of Ontario) preceding the Meeting or an adjournment or postponement of the Meeting. Notwithstanding the foregoing, the Chair of the Meeting has the discretion to accept proxies received after such deadline. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion, without notice. Proxies may also be deposited with the Chairman of the Meeting prior to the commencement of the Meeting. If a registered shareholder receives more than one proxy form because such shareholder owns shares registered in different names or addresses, each proxy form should be completed and returned.
Revocability of Proxies
As a shareholder, once you have submitted your proxy by mail or via the Internet, you may revoke it as to any matter upon which a vote has not already been cast pursuant to the authority conferred by the proxy. You may revoke your proxy in any one of three ways:

•	you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the Meeting of any adjournment or postponement thereof; or

•	you may vote in person at the Meeting or any adjournment or postponement thereof.
Voting of Proxies
A representative from our transfer agent, TSX Trust Company, will tabulate the votes. All common shares represented at the Meeting or any adjournment or postponement of the Meeting by properly executed proxies will be voted and where a choice, including the choice to withhold from voting, with respect to any matter to be acted upon has been specified in the form of proxy, the common shares represented by the proxy will be voted in accordance with such specifications on any ballot that may be called for. If no instruction is given, then the proxy will be voted FOR each of the directors and Proposal No. 2.

The enclosed form of proxy confers discretionary authority upon the management designees, or other persons named as proxy, with respect to amendments to or variations of matters identified in the Notice of Meeting and any other matters that may properly come before the Meeting. At the date of this Proxy Statement, the Company is not aware of any amendments thereto, or variations thereof, or other matters that may come before the Meeting. In the event that other matters come before the Meeting, then the management designees intend to vote in accordance with the judgment of the management of the Company.
Advice to Non-Registered Shareholders on Voting Their Shares
The information set forth in this section is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their common shares in their own name. Shareholders who do not hold their common shares in their own name (referred to in this Proxy Statement as “Non-Registered Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of common shares can be recognized and acted upon at the Meeting. If common shares are listed in an account statement provided to a shareholder by a broker, bank, trust company or other intermediary (an “Intermediary”) then, in almost all cases, those common shares will not be registered in such shareholder’s name on the records of the Company. Such common shares will generally be registered under the name of the nominee of a clearing agency in which such Intermediary participates or, more rarely, in the name of the Intermediary. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the nominee of CDS Clearing and Depository Services Inc.). Common shares of Non-Registered Shareholders can only be voted (for or against resolutions) or withheld from voting upon the instructions of the Non-Registered Shareholder. Without specific instructions, Intermediaries and nominees are prohibited from voting common shares held by Non-Registered Shareholders. Therefore, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them and ensure that instructions respecting the Meeting and the voting of their common shares are communicated to the appropriate person.
Applicable securities legislation requires Intermediaries to seek voting instructions from Non-Registered Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered Shareholders in order to ensure that their common shares are voted at the Meeting. If you are a Non-Registered Shareholder, in addition to the Notice of Meeting accompanying this Proxy Statement, you also received, depending on the Intermediary through which your common shares are held, either a voting instruction form which must be completed and returned in accordance with the directions printed on the form (in some cases, the completion of the voting instruction form by telephone, facsimile or over the Internet is permitted) or a form of proxy which has already been signed or stamped with a facsimile signature of the Intermediary and which is restricted as to the number of Shares beneficially owned by you. Non- Registered Shareholders who receive voting instruction forms, forms of proxy or other voting materials from an Intermediary should complete and return such materials in accordance with the instructions accompanying the materials in order to properly vote their common shares.
Although a Non-Registered Shareholder may not be recognized directly at the Meeting for the purposes of voting common shares not registered in its name, a Non-Registered Shareholder may attend at the Meeting as proxyholder for the registered holder of its common shares and vote such common shares in that capacity. Non-Registered Shareholders who wish to attend the Meeting and vote their common shares as proxyholder for the registered holder of their common shares should carefully follow the instructions of their Intermediaries and indicated on the materials provided to them.
Proxy-related materials in connection with the Meeting are being sent and made available to both registered and Non-Registered Shareholders. If you are a Non-Registered Shareholder, and the issuer or its agent has sent proxy-related materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from your Intermediary. By choosing to send these materials to you directly, the issuer (and not the Intermediary) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.
Adjournments or Postponements
Although it is not currently expected, the Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the Meeting of the time, date and place of the adjourned or postponed Meeting.

Voting Shares and Principal Holders Thereof
The Company is authorized to issue an unlimited number of common shares, of which, as of the Record Date, 3,758,105 common shares were issued and outstanding and entitled to vote at the Meeting on the basis of one vote for each common share held.
All share and per share amounts herein have been adjusted to give effect to the 1-for-8 reverse share consolidation (also known as reverse stock split) of the Company completed on November 5, 2018, which was approved by the Company’s shareholders on October 31, 2018.
The holders of common shares of record at the close of business on the Record Date are entitled to vote such common shares at the Meeting on the basis of one vote for each common share held.
To the knowledge of the directors and officers of the Company, as of the Record Date, no persons beneficially own, or exercise control or direction over, directly or indirectly, more than 10% of the issued and outstanding common shares.
Separate Copy of Annual Report or Proxy Materials
If you share an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials. Shareholders who do not receive a separate copy of our proxy materials and who want to receive a separate copy may request to receive a separate copy of our proxy materials by writing to our Chief Financial Officer at Sphere 3D Corp., 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3, or by calling 1-416-749-5999. We undertake to deliver promptly a copy of the proxy materials, upon the receipt of such request. Shareholders who share an address and receive multiple copies of our proxy materials may also request to receive a single copy by following the instructions above.
Particulars of Matters to be Acted Upon
To the knowledge of the Company’s directors, the only matters to be placed before the Meeting are those matters set forth in the accompanying Notice of Meeting relating to:

(i)	the election of directors;

(ii)	the appointment of auditors; and

(iii)	the receipt of the financial statements and auditors’ report thereon.
The aforementioned proposals will each be determined by a majority of votes cast at the Meeting by proxy or in person. except for (iii) which requires no vote.
The Company’s by-laws provide that a quorum at the Meeting shall consist of at least two persons present and holding or representing by proxy not less than 25% of the total number of issued Shares having voting rights at the Meeting.
Shareholder Proposals for the Next Annual Meeting
To be considered for inclusion in the Company’s proxy materials for the next annual meeting of shareholders, your proposal must be submitted in writing by no later than August 8, 2020 at 5 p.m. (Eastern Time) to the attention of the Corporate Secretary of the Company at 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3. On June 27, 2017, the shareholders of the Company adopted the advance notice by-law No. 2 (“By-Law No. 2”), which establishes the conditions and framework for nominating directors to the Board. By-Law No. 2 sets forth the deadline by which shareholders must submit director nominations to the Company and the information to be provided and other procedures to be followed in respect of such nomination. You are therefore advised to review the Company’s bylaws, which qualify the information set out in this paragraph in its entirety.
Presentation of the Audited Annual Financial Statements
Management, on behalf of the Board, will submit to the shareholders at the Meeting the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2018, including the Auditor’s Report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. The Consolidated Financial Statements, including the Auditor’s Report thereon, have been mailed to shareholders with this Proxy Statement.
Overland Divestiture
As previously announced on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2018, the Company sold all of the issued and outstanding shares of capital stock of Overland Storage, Inc. (the “Overland Divestiture”).

PROPOSAL NO. 1
Election of Directors
The Board presently consists of four directors. All directors are elected annually. The Board has fixed the number of directors to be elected at the Meeting at four. It is proposed that the persons named below will be nominated at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed pursuant to the Business Corporations Act (Ontario) and the constating documents of the Company, unless his or her office is earlier vacated. It is the intention of the management designees, if named as proxy, to vote FOR the election of said persons to the Board. Management does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees does not stand for election or is unable to serve as such, proxies in favor of management designees will be voted for another nominee in their discretion unless the shareholder has specified in his or her proxy that his or her Shares are to be withheld from voting in the election of directors.
The names of persons proposed to be nominated by management for election as a director; their age, all positions and offices with the Company held by them; their principal occupation for the last five years; the periods during which they have served as a director; and the number of shares beneficially owned or controlled, directly or indirectly, by them or over which control or direction is exercised, as of the Record Date and other information about them is set forth below.

Name, Position, Province/State, and Country of Residence	Age	Director Since	Principal Occupation	Number of Common Shares (1)	Beneficial Ownership (2)

Cheemin Bo-Linn (3)	66	April 17, 2017	Chief Executive Officer and President, Peritus Partners, Inc.	4,544	*
Director California, USA
Vivekanand Mahadevan (3)	66	December 1, 2014	Chief Executive Officer, Dev Solutions, Inc.	3,185	*
Lead Independent Director California, USA
Duncan J. McEwan (3)	66	May 10, 2017	President, Diligent Inc.	3,596	*
Director Ontario, Canada
Peter Tassiopoulos	51	March 7, 2014	Chief Executive Officer, Sphere 3D Corp.	500	*
Chief Executive Officer and Chairman Ontario, Canada			Former President, Sphere 3D Corporation
____________
* Less than 1%

(1)	The information as to voting securities beneficially owned, controlled or directed, not being within the knowledge of the Company, has been furnished by the respective nominees individually.

(2)	Based on 3,758,105 shares outstanding as of the Record Date.

(3)	Member of Audit Committee, Compensation Committee, Nominating and Governance Committee, and Independent director. See “Corporate Governance - Board of Directors”.
Dr. Cheemin Bo-Linn is the Chief Executive Officer and President of Peritus Partners Inc., an analytics and valuation accelerator company, leading firms to next level growth, merger and acquisition (“M&A”) or IPO and has held this position since January 2013. From September 2010 to November 2012, she was Chief Marketing Officer and Chief Revenue Officer at NetLine Corporation, a global on-line multi-channel digital content network and mobile applications company. From July 2006 to August 2010, she was President of Peritus Partners Inc./BL Group. From June1980 to June 2006, she held a number of senior executive roles including at IBM as Vice-President, and other roles with responsibilities ranging from strategy to finance, investments, marketing and sales, across storage, software, consumer products, and consulting services. She presently serves as a member of the Board of Directors of BMC Stock Holdings Inc., a public company and leading manufacturer, distributor and e-commerce platform for diversified building materials and solutions. She was previously elected as Board of Director of multiple companies including Audit Chair of two public companies. She holds a Doctorate of Education in “Computer-based Management Information Systems and Organizational Change” from the University of Houston.

Vivekanand Mahadevan has been the Chief Executive Officer of Dev Solutions, Inc., a consulting firm that helps technology startups build next-generation market leaders in data analytics, security, storage and cloud markets since March 2012. Mr. Mahadevan was the Chief Strategy Officer for NetApp, Inc., a supplier of enterprise storage and data management software and hardware products and services, from November 2010 until February 2012. Prior to that time served as Vice President of Marketing for LSI Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking, from January 2009 to September 2010. Prior to LSI Corporation, he was Chief Executive Officer of Deeya Energy, Inc., and has also held senior management positions with leading storage and systems management companies including BMC Software, Compaq, Ivita, and Maxxan Systems. Mr. Mahadevan previously served as a member of the Board of Directors of Violin Memory, Inc. Mr. Mahadevan holds an M.B.A. in Marketing and MS in Engineering from the University of Iowa as well a degree in Mechanical Engineering from the Indian Institute of Technology.
Duncan J. McEwan is president of Diligent Inc., a consulting company he founded in 1991 specializing in M&A and strategic advice for technology-based clients. Mr. McEwan was Executive Vice President and Chief Strategy Officer of Call-Net Enterprises Inc., a provider of long-distance telephone services until it merged into Rogers Communication Inc. (2004-2005); President and Chief Operating Officer of Sprint Canada Inc., an integrated, national telecommunications provider (2001-2004); Chief Executive Officer of Northpoint Canada Communications, a provider of high-speed data and Internet (DSL) lines (2000-2001); Vice President of Business Development of Canadian Satellite Communications (“Cancom”) (1996-1998); and President and Chief Executive Officer of Cancom (1998-2000). Mr. McEwan has been Chairman of the Board of Geminare, Inc. since 2010, an emerging global leader in business continuity and cloud-based software systems and has previously served on a number of other public and private company boards. Mr. McEwan is a graduate of the University of Toronto.
Peter Tassiopoulos has served as the Chief Executive Officer of the Company since November 14, 2018. Mr. Tassiopoulos served as President of the Company from December 1, 2014 until his appointment to Chief Executive Officer. Mr. Tassiopoulos previously served as the Chief Executive Officer of the Company from March 2013 until December 1, 2014. Mr. Tassiopoulos has extensive experience in information technology business development and global sales as well as leading early-stage technology companies. He was also actively involved as a business consultant prior to his tenure with the Company, including acting as Chief Operating Officer and then Chief Executive Officer of BioSign Technologies Inc. from September 2009 to April 2011 and Chief Executive Officer of IgeaCare Systems Inc. from February 2003 to December 2008.
There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer. There are no contracts, arrangements or understandings between any management nominee and any other person (other than the directors and officers of the Company acting solely in such capacity) pursuant to which a nominee is to be elected as a director.
Except as set out below in “Bankruptcies,” to the knowledge of the Company, no proposed director of the Company:

(a)
is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, “order” means:

i.	a cease trade order;

ii.	an order similar to a cease trade order; or

iii.	an order that denied the relevant company access to any exemption under securities legislation, that was in effect for more than 30 consecutive days.

(b)
is, as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)
has, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director; or

(d)
has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

Bankruptcies
Mr. Mahadevan served as a director of Violin Memory, Inc. (“Violin”) from April 2014 to March 2017 and Dr. Bo-Linn served on the Board of Violin from December 2013 until June 2016. On December 14, 2016, Violin filed for creditor protection under Chapter 11 of the United States Bankruptcy Code. Violin was a public company until April 21, 2017, when it terminated its registration under Section 12(g) of the Securities Exchange Act and emerged from bankruptcy after its assets were acquired in a bankruptcy auction by Quantum Partners LP, a private investment fund managed by Soros Fund Management LLC.
Management recommends voting FOR the resolution to elect the nominated directors.
CORPORATE GOVERNANCE
General
National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”) set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. Each reporting issuer, such as the Company, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Company’s required annual disclosure of its corporate governance practices.
Director Independence
The Board has determined that the following current directors are independent within the meaning of NI 58-101 and NI 52-110 and NASDAQ Marketplace Rule 5605(a)(2): Cheemin Bo-Linn, Vivekanand Mahadevan and Duncan McEwan. The Board has determined that Peter Tassiopoulos is not independent because of his position as an officer of the Company (holding the position of Chief Executive Officer). As a result, the Board is currently comprised of three independent directors and a majority of independent directors.
Chairman of the Board of Directors and Lead Independent Director
Vivekanand Mahadevan acts as lead independent director in order to ensure appropriate leadership for the independent directors. The lead independent director provides a source of Board leadership complementary to that of a Chairman. The primary responsibilities of the lead independent director are to (i) enhance board effectiveness, including by reviewing and approving that appropriate procedures are in place to allow the Board to function independently from management and (ii) act as liaison between the Board and management and amongst directors. The Board believes that this leadership structure provides the appropriate balance of non-management oversight from the board level.

Meetings of Independent Directors
The independent directors on the Board and each of the committees meet regularly without management (including non-independent directors) present as part of Board meetings scheduled in the ordinary course. During the last completed fiscal year of the Company, the Board and the committees met as follows:

	Meetings Held	Meetings Held Without Management
Board	29	—
Audit Committee	4	4
Nominating and Governance Committee	1	1
Compensation Committee	1	—
Attendance
During the last completed fiscal year of the Company, the Board met a total of 29 times. The attendance record of each director is set out below.

Director	Meetings Attended
Cheemin Bo-Linn	29
Eric L. Kelly(1)	25
Vivekanand Mahadevan	26
Duncan McEwan	29
Peter Tassiopoulos	27
____________

(1)	Mr. Kelly resigned from the Board on November 14, 2018 following the Overland Divestiture.
Directorships
The Board has a policy of reviewing directorships and committee appointments held by directors in other public companies, ensuring each director is able to fulfill his or her duties and that conflicts of interest are avoided. Dr. Bo-Linn is the only Board member that currently serves on the board of another public company.
The Board’s Role in Risk Oversight and Mandate of the Board
The mandate of the Board is to supervise the management of the business and affairs of the Company with a view to evaluate, on an ongoing basis, whether the Company’s resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations and corporation social responsibility. Such mandate includes, without limitation, responsibility for risk oversight. While the full Board is charged with ultimate oversight responsibility for risk management, committees of the board also have responsibilities with respect to various aspects of risk management oversight.
The mandate of the Board adopted on March 27, 2015 sets out the key responsibilities of the Board in fulfilling its role. The full text of the Board’s mandate is attached as Appendix A to this Proxy Statement. The board’s principal responsibilities relate to the stewardship of management and are summarized below:

(i)	reviews and approves the Company’s strategic planning process and periodic capital and operating plans;

(ii)
reviews the Company’s human resources policies, including the approval of the compensation of executive officers, and implements succession planning, including appointing, counseling and monitoring the performance of executive officers;

(iii)	with assistance from the Nominating and Governance Committee, adopts and enforces good corporate governance practices;

(iv)	oversees the management of risks and the implementation of internal control;

(v)
established policies and procedures for the disclosure of reliable and timely information to shareholders and other stakeholders, and for the proper communication with shareholders, customers and governments; and

(vi)
reviews policies and procedures to confirm ethical behaviors of the Company and its employees, monitors compliance with applicable laws and legislation, and satisfies itself as to the integrity of the executive officers and throughout the Company; and with assistance from the Nominating and Governance Committee, assesses the performance of the Board, its committees and each director.

Position Descriptions
The Board has adopted a written position description for the Chairman, which is set out in the Board Mandate attached hereto as Appendix A. The Chairman is principally responsible for overseeing the operations and affairs of the Board. The Board has not developed written position descriptions for the Chief Executive Officer or the Chair of each Board committee. The Board committees each has a written charter which orients the conduct of the Chair of each committee. See “Corporate Governance - Board Committees”. The Chief Executive Officer’s role and responsibilities are set forth in the Chief Executive Officer’s employment agreement, and annual performance metrics and goals are established and approved by the Board and the Compensation Committee.
Orientation and Continuing Education
The Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Board delegates individual directors the responsibility for providing an orientation and education program for such new director. This may be delivered through informal meetings between the new directors and the Board and senior management, complemented by presentations on the main areas of the Company’s business, and on the role of the Board, of the Board’s committees and of directors. When required, the Board may arrange for topical seminars to be provided to members of the Board or committees of the Board. Such seminars may be provided by one or more members of the Board and management or by external professionals.
Measures to Encourage Ethical Business Conduct
The Board has adopted a Code of Business Conduct and Ethics Policy (the “Code”) to govern the business-related conduct of all employees, officers, directors, agents and contractors of the Company to maintain the highest standards of ethical conduct in corporate affairs. This Code is intended to comply with applicable securities legislation and stock exchange rules. Specifically, the purpose of this Code is (i) to encourage among the Company’s representatives a culture of honesty, accountability and mutual respect; (ii) to provide guidance to help the Company’s representatives recognize ethical issues; and (iii) to provide mechanisms to support the resolution of ethical issues.
The Board also monitors compliance by requiring directors and officers to declare any conflicts of interest or any other situation that could represent a potential violation of any applicable rules and regulations. When applicable, the Board will receive reports from management regarding any allegations of unethical conduct. The Company has implemented a Whistleblower Policy that includes an employee complaint “hotline” to allow employees to report any ethical or financial/accounting concerns on a confidential or anonymous basis.
The Nominating and Governance Committee regularly reviews the Code, the process for administering the Code and compliance with the Code. Any changes to the codes are considered by the Board for approval. The Code can be found on the Company’s website at http://investors.sphere3d.com and on SEDAR at www.sedar.com.
Nomination of Directors and Officers
During 2018, the Board as a whole was responsible for identifying and evaluating qualified candidates for nomination to the Board. The Company recognizes the importance and benefit of having a Board and executive officers comprised of highly talented and experienced individuals who reflect the diversity of the Company’s stakeholders, including its customers and employees and the changing demographics of the communities in which the Company operates.

While the Board has not adopted a formal written policy, the Board and the Nominating and Governance Committee will, when identifying candidates to nominate for election to the Board or appoint as executive officers:

(i)
consider the competency and skills that the Board considers necessary for the Board, as a whole, to possess, the competency and skills that the Board considers each existing director to possess, the competency and skills that each new nominee will bring to the Board, and the ability of each new nominee to devote sufficient time and resources to his or her duties as a director;

(ii)
consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities having regarding to the Company’s current and future plans and objectives, as well as anticipated regulatory and market developments;

(iii)
consider the level of representation of women on the Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as executive officers and in general with regard to succession planning for the Board and executive officers; and

(iv)	as required, engage qualified independent external advisors to assist the Board in conducting its search for candidates that meet the Board’s criteria regarding skills, experience and diversity.
Industry and institutional knowledge along with commitment and expertise are vital to the successful functioning of the Board. Given the nature and size of the Company’s business and its industry, the Board has determined that while it is committed to fostering diversity among board members, it would be unduly restrictive and not in the best interests of the Company to adopt specific director term limits. Diversity and Board renewal will be supported through the other mechanisms designed to address the needs of the Company (as described elsewhere in this Proxy Statement) and not through the imposition of arbitrary term limits.
Given the nature and size of the Company’s business and its industry, it may be challenging for the Company to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that the Company seeks to promote. The Company has therefore not adopted any specific women representation targets, but will promote its objectives through the initiatives set out in this Proxy Statement with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time. As of the date of this Proxy Statement, of the four directors serving on the Board, one (25%), namely Dr. Bo-Linn, is a woman. If all four nominees for election as director are elected, one woman (25%) will serve on the Board. Although the Company has not adopted a written policy in this respect, it is conscious of the value of female representation within a group. At this time, no women hold a position as "executive officer" of the Company, as that term is defined under NI 58-101.
Effective March 21, 2013, the Board established a Nominating and Governance Committee as a standing committee of the Board, the primary function of which is to oversee corporate governance activities as described above. See “Corporate Governance - Assessment of Directors, the Board and Board Committees”.
Assessment of Directors, the Board and Board Committees
The Nominating and Governance Committee assesses and provides recommendations on an annual basis to the Board on the effectiveness of the Board as a whole, the committees, and the contribution of individual directors. All directors are free to make suggestions on improvement of the Board’s practices at any time and are encouraged to do so. The Chair of the Nominating and Governance Committee will also meet regularly with each director to discuss such director’s performance and such director’s assessment of the Board, the committees’ and other directors’ performance.
Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The mandate, organization, powers and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, along with other Corporate Governance documents can be found on the Company’s website at http://investors.sphere3d.com.

Audit Committee
We have a standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the primary function of which is to assist the Board in fulfilling its financial oversight responsibilities, which includes monitoring the quality and integrity of the Company’s financial statements and the independence and performance of the Company’s external auditor, acting as a liaison between the Board and the Company’s external auditor, reviewing the financial information that will be publicly disclosed and reviewing all audit processes and the systems of internal controls management that the Board has established.
The Audit Committee is comprised of the following directors: Dr. Bo-Linn (Chair), and Messrs. McEwan and Mahadevan. Each of the members of the Audit Committee is independent and “financially literate” within the meaning of NI 52-110. In addition to being independent under NASDAQ Marketplace Rule 5605(a)(2), all members of the Audit Committee must meet the additional independence standards for audit committee members set forth in Rule 10A-3(b)(1) of the Exchange Act and NASDAQ Marketplace Rule 5605(c)(2)(A). The Board of Directors has determined that Dr. Bo-Linn qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.
Compensation Committee
The Compensation Committee is a standing committee of the Board, the primary functions of which are to set performance guidelines for and evaluate the performance of the Chief Executive Officer, review and approve the compensation programs for the Chief Executive Officer and the Company’s other executive officers and members of senior management (subject, in the case of equity-based compensation, to approval by the Board in accordance with applicable laws), review and make recommendations to the Board with respect to, succession planning, review and administer the Company’s long-term incentive plans(s), review and approve other compensation and benefit programs of the Company, and review the Company’s general human resources policies with senior management.
The Compensation Committee is comprised of the following directors: Messrs. McEwan (Chair), Mahadevan and Dr. Bo-Linn, all of which are independent as per the definition set forth in NI 52-110. Late in 2017, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its independent compensation consultant and provide advice on certain changes to the Company’s employment and other arrangements with the named executive officers and other key employees. These changes were approved by the Compensation Committee in December 2017 and are described in detail under “Executive Officer Compensation” below. Except for the consulting services provided to the Compensation Committee, Pearl Meyer did not perform any other services for the Company or its management.
Nominating and Governance Committee
The Nominating and Governance Committee is a standing committee of the Board, the primary functions of which is to provide the Board with advice and recommendations relating to corporate governance in general, including, without limitation, all matters relating to the stewardship role of the Board in respect of the management of the Company, Board size and composition including the identification of new nominees to the Board and leading the candidate selection process, and orientation of new members, Board compensation, and such procedures as may be necessary to allow the Board to function independently of management.
The Nominating and Governance Committee annually reviews and assesses the effectiveness of the Board as a whole, the effectiveness and membership of the Board committees, and the contribution of the individual directors and makes such recommendations to the Board arising out of such review as it deems appropriate.
The Nominating and Governance Committee is comprised of the following directors: Mr. Mahadevan (Chair), Mr. McEwan, and Dr. Bo-Linn all of whom are independent as per the definition set forth in NI 52-110.
Communications by Shareholders with Directors
Shareholders may communicate with the Board, or any individual director, by transmitting correspondence by mail, facsimile or email, addressed as follows: Board of Directors (or individual director), c/o the Secretary of the Company. The Secretary will forward such communications to the Board or to the identified director(s), although spam, junk mail, mass mailings, solicitations, advertisements and communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Secretary.

Indebtedness of Directors and Executive Officers
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
Indemnification of Our Executive Officers and Directors
In accordance with the by-laws of the Company, directors and officers are each indemnified by the Company against all liability and costs arising out of any action or suit against them from the execution of their duties, provided that they have carried out their duties honestly and in good faith with a view to the best interests of the Company and have otherwise complied with the provisions of applicable corporate law.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the Securities and Exchange Commission (the “SEC”). Based solely on copies of these reports provided to us and written representations from our executive officers and directors that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2018, with the exception of one late Form 4 filing related to one transaction for Jenny Yeh, the Company’s former Senior Vice President and General Counsel.
Code of Ethics
We have adopted a code of ethics that applies to the members of our board of directors, executive officers and all employees. Such code is posted on the Company’s website and is available at www.sphere3d.com. If we make any substantive amendments to the Code of Business Conduct and Ethics Policy or grant any waiver from a provision of the code applying to our principal executive officer or our principal financial or accounting officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

PROPOSAL NO. 2
Appointment of Auditors
The persons named in the enclosed form of proxy intend to vote for the appointment of Smythe LLC (“Smythe”) as auditors of the Company to hold office until the next annual meeting of shareholders and to authorize the directors of the Company to fix the auditors’ remuneration. The engagement of Smythe was approved by our Audit Committee and by our Board. Smythe has served as the Company’s auditors since July 25, 2019. A representative of Smythe is not expected to be present at the annual meeting. On the representations of the said auditors, neither the firm nor any of its partners has any direct financial interest nor any material indirect financial interest in the Company or any of its subsidiaries nor has had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
Prior to the engagement of Smythe, Moss Adams LLP, Certified Public Accountants, (“Moss Adams”) served as the Company’s auditors since January 30, 2015, and Collins Barrow Toronto LLP, Chartered Accountants, (“Collins Barrow”) served as the Corporation's auditors since December 1, 2011. On July 25, 2019, at the request of the Company, Moss Adams resigned as auditors of the Company. The resignation was approved by our Audit Committee and by our Board. There have been no reservations in the reports of Moss Adams in connection with the audits of the 2018 or 2017 fiscal years. There are no reportable events, including disagreements, consultations or unresolved issues, as such terms are defined in National Instrument 51-102 - Continuous Disclosure Obligations or in Items 304(a)(1)(iv) and (v) of Regulation S-K.
Additional information on our auditors is available below and in our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Principal Accountant Fees and Services”. Our Annual Report on Form 10-K is available on EDGAR at www.sec.gov, SEDAR at www.sedar.com and on our website at www.sphere3d.com.
Management recommends voting FOR the resolution to appoint Smythe LLC, Chartered Professional Accountants, as the Company’s auditors and to authorize the Board to fix their remuneration.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The aggregate fees incurred by the Company’s former external auditor, Moss Adams, in each of the last two years for audit and other fees are as follows (in thousands):

	2018	2017
Audit fees(1)	$482	$525
Audit-related fees(2)	46	59
Tax fees(3)	30	1
All other fees(4)	—	—
Total	$558	$585
___________________

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements, which were provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under audit fees.

(3)	Tax fees consist of fees billed for professional services rendered for IRS Section 302 net operating loss limitation study.

(4)	All other fees consist of fees for products and services other than the services reported above. There were no such services rendered to us.
Pre-Approval Policies and Procedures
The Audit Committee has the authority to pre-approve all non-audit services to be provided to the Company by its independent auditor. All services provided by Moss Adams during the years 2018 and 2017 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Committee is governed by a charter. The Committee held four meetings during fiscal year 2018. The Committee is comprised solely of independent directors as defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The meetings of the Committee are designed to facilitate and encourage communication among the Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm.
The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.
The Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedule with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communication With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the firm’s communications with the Committee concerning the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company and considered the compatibility of non-audit services with the firm’s independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 filed by the Company with the Securities and Exchange Commission.
THE AUDIT COMMITTEE:
Cheemin Bo-Linn, Chairman
Vivekanand Mahadevan
Duncan McEwan

Information about our Officers
The following table sets forth the name, age, and position of our executive officers as of December 5, 2019:

Name	Age	Position with our Company
Peter Tassiopoulos	51	Chief Executive Officer and Director
Kurt L. Kalbfleisch	53	Senior Vice President, Chief Financial Officer and Secretary
Joseph L. O’Daniel	49	President
Peter Tassiopoulos is our Chief Executive Officer and a director. See the description of his business experience included in the Proposal No. 1 “Election of Directors” section of this proxy statement.
Kurt L. Kalbfleisch has served as Senior Vice President and Chief Financial Officer of the Company since December 1, 2014, and is now serving in these positions in an interim role since the Overland Divestiture on November 13, 2018 while the Company looks for his replacement. In November 2018, the Company entered into a transition services agreement with Overland, under which Mr. Kalbfleisch is providing ongoing services to the Company as its interim Chief Financial Officer. Mr. Kalbfleisch has served as Overland's Senior Vice President since June 2012, Chief Financial Officer since February 2008, and Secretary since October 2009. Prior to that, he served as Overland's Vice President of Finance from July 2007 to June 2012. Mr. Kalbfleisch also serves on the board of Paladin Group.
Joseph L. O’Daniel has served as President of the Company since November 14, 2018. Since January 2017, Mr. O’Daniel, served as a Vice President and President of Virtualization and Professional Services for the Company. He previously served as president and chief executive officer of Unified ConneXions, Inc. from 2001 and as founder of HVE ConneXions, LLC from April 2013 until their acquisitions by the Company in January 2017. Mr. O’Daniel has over 20 years of experience in the virtualization and technology industry and has extensive experience in executive leadership positions.
Executive officers serve at the pleasure of our Board of Directors. There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer. There are no family relationships between any executive officer, director or person nominated by us to become a director or executive officer.
Executive Compensation
For purposes of Executive Compensation, the Company’s named executive officers are determined under rules prescribed by the U.S. Securities and Exchange Commission and generally include: (1) each individual who, at any time during the year, served as the Company’s chief executive officer or chief financial officer, (2) up to three other individuals serving as executive officers on the last day of the year, and (3) up to two other individuals who served as executive officers during the year and are not serving as executive officers on the last day of the year.
For fiscal 2018, our named executive officers were Peter Tassiopoulos, Chief Executive Officer; Eric L. Kelly, former Chief Executive Officer; Joseph L. O’Daniel, President and Kurt L. Kalbfleisch, Senior Vice President and Chief Financial Officer.

Summary Compensation Table
The following table summarizes the compensation earned during the fiscal years ended December 31, 2018 and 2017 by our former and current principal executive officers, our principal financial officer, and our other most highly compensated executive officers (referred to as our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Share- based Awards ($)		Non-equity Incentive Plan Compensation(1) ($)	All Other Compensation(2) ($)		Total Compensation ($)

Peter Tassiopoulos(3)(4)	2018	239,938	—		—	404,831	(5)	644,769
Chief Executive Officer	2017	237,548	157,000	(6)	59,387	4,643		458,578
Eric L. Kelly(7)	2018	364,615	—		—	199,224	(8)	563,839
Former Chief Executive Officer	2017	400,000	889,900	(9)	100,000	61,718		1,451,618
Kurt L. Kalbfleisch	2018	300,000	—		—	522,828	(10)	822,828
Senior Vice President and Chief Financial Officer	2017	300,000	478,912	(11)	45,000	36,984		860,896
Joseph L. O’Daniel(12)	2018	200,000	181,284	(13)	—	11,856		393,140
President
_______________

(1)
The amounts shown in the “Non-equity Incentive Plan Compensation” column represent bonuses awarded to the named executive officer for the applicable year under our bonus program in effect for that year.

(2)
The amounts shown in the “All Other Compensation” column reflect amounts we paid on the named executive officers’ behalf for health insurance and life insurance premiums and certain out-of-pocket medical expenses.

(3)	As a result of the Overland Divestiture, on November 14, 2018, Mr. Tassiopoulos ceased to serve as the company’s President and was appointed as the Company’s Chief Executive Officer.

(4)
The dollar amounts reported for Mr. Tassiopoulos in the above table are presented after conversion from Canadian dollars to U.S. dollars. For 2018 and 2017, the average U.S. dollar to Canadian dollar conversion rate in effect was 1.292 and 1.305, respectively.

(5)
This amount includes accrued severance and change of control benefits in the amount of $400,000 that may be payable to Mr. Tassiopoulos under the compensation arrangements described below as a result of the Overland Divestiture. In August 2019, Mr. Tassiopoulos waived his entitlement to receive the change of control payment and agreed to restructure such payment entitlement on the terms set forth in his new employment agreement with the Company described below under “Executive Officer Compensation.”

(6)
This award is a restricted stock unit which was granted on July 10, 2017 and was valued at $31.40 per share on the grant date (the closing market price for a share of our common stock on that date). Mr. Tassiopoulos irrevocably declined this award subsequent to Board approval.

(7)	As a result of the Overland Divestiture, Mr. Kelly’s employment concluded with the Company effective November 14, 2018.

(8)
This amount includes a negotiated payment of $160,000 in satisfaction of Mr. Kelly’s rights to certain cash payments under the compensation agreements described below as a result of the Overland Divestiture. This amount is being paid over 24 months.

(9)
This amount is comprised of two awards: i) a restricted stock unit for 6,000 shares granted on July 10, 2017 and was valued at $31.40 per share on the grant date (the closing market price for a share of our common stock on that date); and ii) a restricted stock unit for 35,937 shares granted on December 18, 2017 and was valued at $19.52 per share on the grant date (the closing market price for a share of our common stock on that date). Mr. Kelly irrevocably declined his restricted stock unit granted on July 10, 2017 subsequent to Board approval.

(10)
This amount includes certain expenses reimbursed by the Company for a vacation that Mr. Kalbfleisch was required to cancel during 2018 and an additional payment by the Company to cover his tax liabilities with respect to these reimbursed expenses. This amount also includes accrued severance and change of control benefits in the amount of $450,000 that may be payable to Mr. Kalbfleisch under the compensation arrangements described below as a result of the Overland Divestiture. In August 2019, Mr. Kalbfleisch agreed to reduce his change of control benefit to $360,000 and agreed to restructure such payment entitlement on the terms set forth under a new change of control agreement with the Company described below under “Executive Officer Compensation.”

(11)
This amount is comprised of two awards: i) a restricted stock unit for 4,000 shares granted on July 10, 2017 and was valued at $31.40 per share on the grant date (the closing market price for a share of our common stock on that date); and ii) a restricted stock unit for 18,100 shares granted on December 18, 2017 and was valued at $19.52 per share on the grant date (the closing market price for a share of our common stock on that date).

(12)	Mr. O’Daniel was appointed as the Company’s President on November 14, 2018.

(13)	This is a restricted stock award which was granted on February 20, 2018 and was valued at $18.72 per share on the grant date (the closing market price for a share of our common stock on that date).
Outstanding Equity Awards at 2018 Fiscal Year-End
The following table provides information about the current holdings of stock and option awards by our named executive officers at December 31, 2018. Under the terms of the retention agreements with Messrs. Kelly and Kalbfleisch, each of these awards, to the extent outstanding and unvested, became eligible for accelerated vesting at the closing of the Overland Divestiture, provided they execute a release of claims.

Name		Option-based Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price(1) ($)	Option Expiration Date		Number of Units of Stock Not Vested (#)		Market Value of Units of Stock Not Vested(2) ($)
		Exercisable	Unexercisable
Peter Tassiopoulos	9/16/2013	500	—	414.86	9/15/2023		—		—
Eric L. Kelly	7/9/2013	4,250	—	100.62	7/8/2023	(3)	—		—
	9/16/2013	125	—	414.86	9/15/2023	(3)	—		—
	8/26/2015	700	—	542.00	8/26/2021	(3)	—		—
	12/18/2017	—	—	—	—		29,947	(4)	91,338
Kurt L. Kalbfleisch	8/26/2015	500	—	542.00	8/26/2021		—		—
	12/18/2017	—	—	—	—		12,066	(5)	36,801
_______________

(1)
The exercise prices reported for the options expiring in 2023 for Messrs. Tassiopoulos and Kelly in the table above are presented after conversion from Canadian dollars to U.S. dollars based on an exchange rate of 1.292 Canadian dollars to one U.S. dollar, which is the average conversion rate in effect for 2018.

(2)	Computed by multiplying the number of unvested shares by $3.05, the closing market price of our common shares on December 31, 2018.

(3)
These options were canceled on February 14, 2019 due to Mr. Kelly’s termination of employment on November 14, 2018. Under the option agreements, Mr. Kelly had three months from his termination date to exercise his vested options.

(4)
These shares were subject to accelerated vesting pursuant to the terms of the RSU agreement as a result of the Overland Divestiture; however, acceleration of these shares was contingent upon Mr. Kelly providing us with a general release of all claims. Mr. Kelly provided the Company with a signed release in February 2019, at which time the shares vested and were released to Mr. Kelly.

(5)
This stock award was scheduled to vest in bi-annual installments beginning on June 18, 2019 and ending on December 18, 2020. These shares were subject to accelerated vesting pursuant to the terms of the RSU agreement as a result of the Overland Divestiture. In November 2019, the unvested portion of the RSU was accelerated and the shares were released to Mr. Kalbfleisch.

Executive Officer Compensation
Our executive compensation programs are determined by the Compensation Committee, within the scope of the authority delegated to it by our Board of Directors and subject to applicable law. The goals of our program are to attract and retain highly qualified and experienced executives and to provide compensation opportunities that are linked to corporate and individual performance. Decisions by the Compensation Committee on our executive compensation programs are subjective and the result of its business judgment, which is informed by the experiences of its members. The named executive officers do not have any role in determining their own compensation, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting compensation levels for the named executive officers other than himself. The primary components of our executive compensation program are base salary, performance bonuses and long-term equity incentive awards. As described in more detail below, the Board approved certain changes to our executive compensation program in December 2017, including certain severance arrangements and those described under “Stay Bonus Agreements” and “Sale Bonus Plan”. As noted above, the benefits that may be payable under these arrangements in connection with the Overland Divestiture have been under negotiation with the named executive officers and to the extent paid are described below.
Base Salaries. Base salaries are primarily intended to attract and retain highly qualified executives by providing them with fixed, predictable levels of compensation. The named executive officers’ salary levels are specified in their employment agreements (other than for Mr. O’Daniel who is not a party to an employment agreement with the Company) and are subject to periodic review and adjustment by the Compensation Committee.
Performance Bonuses. The Compensation Committee approved a bonus plan for fiscal 2018. The bonus plan was divided into two bonus periods, with the first period consisting of the first two quarters of 2018 and the second period consisting of the last two quarters of fiscal 2018. The bonus amounts were determined based on our revenue and operating expenses for each bonus period against performance targets established by the Compensation Committee for that period. The Compensation Committee also approved the following target bonuses for the named executive officers participating in the plan (in each case expressed as a percentage of the executive’s annual base salary: Mr. Tassiopoulos - 100%; Mr. Kelly - 100%; Mr. O’Daniel - 100%; and Mr. Kalbfleisch - 60%. No bonuses were paid to the named executive officers for fiscal 2018 under the plan.
Long-Term Equity Incentive Awards. Long-term equity incentives are intended to align the named executive officers’ interests with those of our shareholders as the ultimate value of these awards depends on the value of the Company’s shares. The Company has historically granted equity awards in the form of stock options with an exercise price that is equal to the per-share closing price of our common shares on the grant date. In recent years, restricted stock units have also been granted as provided for under the Company’s 2015 Plan. The Compensation Committee believes that stock options are an effective vehicle for aligning the interests of our executives with those of our shareholders as the executive will only realize value on their options if the share price increases during the period between the grant date and the date the stock option is exercised. The stock options and restricted stock units function as a retention incentive for the named executive officers as they typically vest over a multi-year period following the date of grant. Restricted stock units, which are payable in our common shares, also link the interests of the award recipient with those of our shareholders as the potential value of the award is directly linked to the value of our common shares. The named executive officers’ equity awards are subject to accelerated vesting in certain circumstances under their agreements with the Company described below.
Stay Bonus Agreements. In December 2017, the Board approved stay bonus agreements for each of our named executive officers and certain other key employees. Under these agreements, one-half of the executive’s stay bonus will be payable if the executive remains employed with us through a change in control of the Company, and the other one-half of the stay bonus will be payable if the executive remains employed with us for three months after the change in control. If the executive’s employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the agreement), any portion of the stay bonus that has not previously been paid will be payable on the executive’s termination (regardless of whether a change in control has occurred). The aggregate stay bonus opportunity for each of the executive officers is as follows: Mr. Kelly - $800,000; Mr. Kalbfleisch - $268,000; and Mr. Tassiopoulos - $330,000. In each case, payment of the stay bonus is contingent upon the executive providing the Company with a release of claims. No bonuses were payable to any of the named executive officers under the stay bonus agreements in connection with the Overland Divestiture.

Sale Bonus Plan. To provide an additional incentive for our named executive officers and certain other key employees to achieve a sale of the Company, we adopted a sale bonus plan in 2017 that provides for participants to receive a specified percentage of the net consideration from one or more qualifying transactions. For purposes of the plan, a “qualifying transaction” is generally a sale of a majority of the Company’s stock or a sale of any of its assets, and the “net consideration” is generally (1) the total proceeds to be paid to the Company or its stockholders in the qualifying transaction, less (2) the Company’s net debt at the time of the transaction, less (3) amounts payable by the Company under the stay bonus agreements described above and the Company’s other expenses incurred in the transaction. Upon a qualifying transaction, a bonus pool equal to 20% of the net consideration in the transaction is established, with each participant being entitled to receive his or her specified percentage of the bonus pool (subject to the terms and conditions of the plan). The specified percentage of the bonus pool that is currently allocated to each of the executive officers is as follows: Mr. Kelly - 30%; Mr. Kalbfleisch - 20%; Mr. Tassiopoulos - 20%; and Mr. O’Daniel - 20%. A participant must be employed with the Company at the time of the qualifying transaction (or have been terminated by the Company without cause or resigned for good reason within the period of 120 days prior to the qualifying transaction) to be eligible for a bonus with respect to the qualifying transaction. If a participant resigns (other than for good reason) or otherwise forfeits his or her interest under the bonus plan, the forfeited interest may be regranted by the Board as one or more new awards under the plan or, to the extent not re-granted before the time of a qualifying transaction, would be reallocated to the other participants on a pro-rata basis. Bonuses under the plan would generally be paid in connection with the closing of the qualifying transaction but may be subject to any deferred payment arrangement (such as an escrow or earn-out provision) that applies to the consideration paid in the transaction to the Company or its stockholders. No bonuses were payable to any of the named executive officers under the sale bonus plan in connection with the Overland Divestiture.
Employment, Severance and Change in Control Agreements
Peter Tassiopoulos. In December 2017, the Board approved certain compensation arrangements for Mr. Tassiopoulos. Pursuant to these arrangements, if Mr. Tassiopoulos’ employment continued through a change in control of the Company (or if his employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in the agreement) prior to the change in control), he was entitled to receive a lump sum payment of $400,000, and his outstanding and unvested equity-based awards granted by the Company will fully accelerate. In addition, if at any time his employment is terminated by the Company without cause or he resigns for good reason, he would be entitled to receive an amount equal to the estimated premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination. The benefits described above were contingent upon Mr. Tassiopoulos providing us with a general release of all claims and the entry into a settlement and release agreement by Mr. Tassiopoulos with respect to his prior bonus and severance arrangements with the Company.
As a result of the Overland Divestiture, Mr. Tassiopoulos ceased to be employed as President of the Company on November 13, 2018, and as a result of such change of control transaction, he was entitled to receive payment in the amount of $400,000 from the Company (the “Change of Control Payment”). Mr. Tassiopoulos has served as the Company’s Chief Executive Officer since November 14, 2018. In August 2019, Mr. Tassiopoulos waived his entitlement to receive the Change of Control Payment and agreed to restructure such payment entitlement on the terms set forth in a new employment agreement with the Company. In August 2019, we entered into an employment agreement with Mr. Tassiopoulos (the “Employment Agreement”). The Employment Agreement provides for Mr. Tassiopoulos to earn an annual base salary of CAD$310,000, which has been his base salary since his appointment as Chief Executive Officer on November 14, 2018. Mr. Tassiopoulos will also be eligible to receive bonuses and to participate in the Company’s various stock and other retention compensation plans as determined by our board of directors. In addition, Mr. Tassiopoulos will be entitled to a financing bonus (the “M&A Fee”) equal to 3% of the total value of any transaction relating to the purchase of all of the shares or all or substantially all the assets of the Corporation that is completed during Mr. Tassiopoulos’ tenure with the Company and for a period of six months following his ceasing to be an executive of the Company, unless he is terminated by the Company for cause. The Employment Agreement also provides that if we terminate Mr. Tassiopoulos' employment without cause or for good reason (including a change in control of the Company), then we will be obligated to pay him the Change of Control Payment and the M&A Payment. In addition, the Company shall provide Mr. Tassiopoulos with any pro-rated bonus or other incentives as of the date of termination. These severance benefits shall be paid in a lump sum within 30 days of his termination. If we terminate his employment for good reason, all options or awards issued to Mr. Tassiopoulos shall automatically vest on the date of termination. The Employment Agreement has an indefinite term.

Eric L. Kelly. In connection with the Overland Divestiture, Mr. Kelly ceased to serve as the Company’s Chief Executive Officer and no longer holds any positions with the Company. Prior to his termination and in connection with our acquisition of Overland, we assumed the employment agreement then in effect between Overland and Mr. Kelly, who had been serving as Overland’s President and Chief Executive Officer and was appointed our Chairman and Chief Executive Officer, effective December 1, 2014. The agreement provided for Mr. Kelly to earn a base salary of $400,000 and to be eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by our Board of Directors or an authorized committee of our Board of Directors. His annual bonus target was 100% of the greater of $400,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus was earned, and he had the opportunity to earn an annual bonus of up to 150% of the target bonus. To the extent that any travel, lodging or auto-expense reimbursements we made to Mr. Kelly are taxable to him, we provided him with a tax restoration payment so that he would be put in the same after-tax position as if such reimbursements had not been subject to tax. Mr. Kelly’s employment agreement automatically renewed each year for an additional one-year term.
Mr. Kelly’s employment agreement also provided that if we terminated his employment without cause or if he resigns from employment for good reason (other than in the circumstances contemplated by his retention agreement described below), we will be obligated to pay him an aggregate severance payment equal to the sum of (i) 150% of the greater of his base salary then in effect or his original base salary, (ii) a portion of his target bonus prorated based on the number of days he was employed during the period on which the target bonus is based (such pro-rated target bonus to also be paid if his termination were due to his death or disability), (iii) an amount equal to the estimated premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (iv) the estimated amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any payment for COBRA premiums as described in clause (iii) above). For these purposes, the terms “cause” and “good reason” are defined in the agreement, and a termination of employment by us without cause includes a termination by us at the end of the term then in effect. The severance payment will be made in equal monthly installments over 18 months in accordance with our regular payroll practices. In addition, Mr. Kelly would be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. The severance benefits described above are contingent upon Mr. Kelly providing us with a general release of all claims. Mr. Kelly’s employment agreement was assigned to Overland following the Overland Divestiture.
In addition, in connection with our acquisition of Overland, we also assumed the retention agreement then in effect between Overland and Mr. Kelly. In December 2017, the Board approved an amended and restated version of this agreement with Mr. Kelly. The amended retention agreement provides that if Mr. Kelly’s employment continues through a change in control of the Company (or if his employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in the agreement) within sixty days prior to the change in control), he will be entitled to a lump sum payment equal to 150% of the sum of his base salary at the time of the consummation of the change of control or his termination date (whichever is higher) and his annual target bonus. Mr. Kelly will also be entitled to accelerated vesting of his then-outstanding and unvested stock options and other equity-based awards granted by the Company, and he will be permitted to exercise vested stock options for one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the option or upon a change of control. In addition, if his employment is terminated by the Company without cause or he resigns for good reason within the sixty-day period before a change in control or any time after the change in control, Mr. Kelly will be entitled to a lump sum payment of (i) an amount equal to the estimated premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (ii) the estimated amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any payment for COBRA premiums as described in clause (i) above). If any portion of any payment under Mr. Kelly’s retention agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the U.S. Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the U.S. Internal Revenue Code if such reduction would result in a greater benefit for Mr. Kelly on an after-tax basis. The benefits provided under Mr. Kelly’s retention agreement are contingent upon him providing us a general release of claims. In no event will Mr. Kelly be entitled to both the benefits provided under his retention agreement and the severance benefits provided under his employment agreement.
The Overland Divestiture constituted a change in control under the retention agreement. Mr. Kelly provided the Company with a general release of claims in February 2019 which provided for accelerated vesting of his restricted stock units and a negotiated payment of $160,000 in satisfaction of his rights to certain cash payments under the retention agreement and other compensation arrangements described above.
Kurt L. Kalbfleisch. In connection with the Overland Divestiture, Mr. Kalbfleisch ceased to be an employee of the Company, but continued to serve as the Company’s Chief Executive Officer under a Transition Services Agreement with Overland. Prior to his termination as an employee and in connection with our acquisition of Overland, we assumed the employment agreement then in effect between Overland and Mr. Kalbfleisch, who had been serving as Overland’s Senior Vice President and Chief Financial Officer and was appointed our Senior Vice President and Chief Financial Officer, effective December 1, 2014. In December 2017, the Board approved an amended and restated version of this agreement with Mr. Kalbfleisch. The restated agreement provided for Mr. Kalbfleisch to earn a base salary of $300,000. Mr. Kalbfleisch’s employment agreement automatically renewed each year for an additional one-year term. If we terminated Mr. Kalbfleisch’s employment without cause or he resigned his employment for good reason (as such terms are defined in the agreement), in either case more than sixty days before a change in control of the Company, he will be entitled to an aggregate severance payment equal to the sum of (i) the greater of his annual base salary then in effect or his original base salary of $300,000, (ii) a portion of any target bonus prorated based on the number of days he was employed during the period on which the target bonus is based (such pro-rated target bonus to also be paid if his termination were due to his death or disability), (iii) an amount equal to the estimated premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination, and (iv) the estimated amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 12 months following his termination (reduced by the amount of any payment for COBRA premiums as described in clause (iii) above). The severance payment would be made in equal monthly installments over the 12 months following termination of employment. In addition, Mr. Kalbfleisch would be entitled to accelerated vesting of any unvested portion of his then outstanding stock options and other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control.
Mr. Kalbfleisch’s restated employment agreement also provided that if his employment continues through a change in control of the Company (or if his employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in the agreement) within sixty days prior to the change in control), he would be entitled to a lump sum payment equal to 150% of his base salary then in effect. Mr. Kalbfleisch would also be entitled to accelerated vesting of his then-outstanding and unvested stock options and other equity-based awards granted by the Company, and he will be permitted to exercise vested stock options for one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the option or upon a change of control. In addition, if his employment is terminated by the Company without cause or he resigns for good reason within the sixty-day period before a change in control or any time after the change in control, Mr. Kalbfleisch would be entitled to a lump sum payment of (i) an amount equal to the estimated premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination, and (ii) the estimated amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 12 months following his termination (reduced by the amount of any payment for COBRA premiums as described in clause (i) above). If any payment under Mr. Kalbfleisch’s employment agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the U.S. Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the U.S. Internal Revenue Code if such reduction would result in a greater benefit for Mr. Kalbfleisch on an after-tax basis. In each case, the severance and change in control benefits provided under Mr. Kalbfleisch’s employment agreement are contingent upon him providing us with a general release of all claims.

As a result of the Overland Divestiture, Mr. Kalbfleisch ceased to be employed as Chief Financial Officer of the Company on November 13, 2018, and as a result of such change of control transaction, he was entitled to receive payment in the amount of $360,000 (reduced from the original entitlement of $450,000), from the Company and certain other health benefits (the “COC Payment”). Mr. Kalbfleisch has served as interim Chief Financial Officer of the Company since November 14, 2018 through a transition services agreement with Overland. In August 2019, we entered into a change of control agreement with Mr. Kalbfleisch (the “COC Agreement”) which provides that if Mr. Kalbfleisch is providing services to the Company at the time of a change of control of the Company, Mr. Kalbfleisch shall be entitled, in his sole discretion, to provide written notice to the Company at any time within 30 days of receiving written notice of such event, to receive the COC Payment. The COC Agreement also provides that if (i) the Company terminates Mr. Kalbfleisch’ s services without cause or Mr. Kalbfleisch terminates his services with the Company for good reason or (ii) Mr. Kalbfleisch becomes unable to provide services to the Company, either due to prolonged sickness, permanent disability or death, the Company shall pay Mr. Kalbfleisch the COC Payment.
Joseph L. O’Daniel. Mr. O’Daniel, who became our President in November 2018, is an at-will employee and his employment may be terminated by us for any reason, with or without notice. Mr. O’Daniel currently earns an annual salary of $200,000 per year and is eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by our Board of Directors or an authorized committee of our Board of Directors. His annual bonus target is 100% of the greater of $200,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus is earned. Upon his joining us in January 2017, we entered into an offer letter with Mr. O’Daniel that provided for him to be paid a retention bonus in the amount of $700,442 if he continued employment with us through January 12, 2018. In February 2018, Mr. O’Daniel received an award of fully vested shares of our common stock valued at $181,284 in lieu of cash for a portion of the retention bonus. In September 2019, the Company and Mr. O’Daniel entered into a retention agreement (the “Retention Agreement”) with respect to the outstanding portion of the retention bonus (“Outstanding Retention Bonus”). Under the Retention Agreement, in the event of a change of control of the Company and provided no payment has been made under (i), (ii) or (iii) below, Mr. O’Daniel shall be entitled, in his sole discretion, to provide written notice to the Company at any time within 30 days of such event, to receive an amount equal to the Outstanding Retention Bonus. The Retention Agreement also provides that Mr. O’Daniel shall be entitled to the Outstanding Retention Bonus if (i) he becomes unable to provide services to the Company, either due to prolonged sickness, permanent disability or death, or (ii) the Company terminates him without cause, or (iii) he resigns his employment for good reason.
2015 Performance Incentive Plan
Employees, officers, directors and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2015 Plan. Our Board of Directors has broad authority to administer the 2015 Plan, including the authority to select participants and determine the types of awards that they are to receive, determine the grants levels, vesting and other terms and conditions of awards, and construe and interpret the terms of the 2015 Plan and any agreements relating to the plan.
A total of 288,460 common shares are authorized for issuance with respect to awards granted under the 2015 Plan (not including shares subject to terminated awards under our Second Amended and Restated Stock Option Plan that become available for issuance under the 2015 Plan). In addition, the share limit will automatically increase on the first trading day in January of each calendar year during the term of the 2015 Plan (commencing with January 2020) by an amount equal to the lesser of (i) ten percent (10%) of the total number of common shares issued and outstanding on December 31 of the immediately preceding calendar year, or (ii) such number of common shares as may be established by the Board. Awards under the 2015 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units and other forms of awards including cash awards. Awards under the plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.
The number and type of shares available under the 2015 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to customary adjustments in the event of stock splits, stock dividends and certain other corporate transactions. Generally, and subject to limited exceptions set forth in the 2015 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination or other reorganization, or a sale of all or substantially all of our assets, all awards then-outstanding under the 2015 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Board of Directors provides for the assumption, substitution or other continuation of the award. The Board of Directors also has the discretion to establish other change in control provisions with respect to awards granted under the 2015 Plan.

The Board of Directors may amend or terminate the 2015 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or deemed advisable by the Board of Directors. If not earlier terminated by the Board of Directors, the 2015 Plan will terminate on May 14, 2025. The 2015 Plan is not exclusive - the Board of Directors may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.
Equity Compensation Plan Information
The following table provides information about our equity compensation plans as of the last day of fiscal 2018, unless otherwise footnoted below. The Company maintains its 2012 Option Plan (“2012 Plan”), 2015 Performance Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”), which have been approved by the Company’s shareholders. No new awards may be granted under the 2012 Plan.

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights	(b) Weighted-average Exercise Price of Outstanding Options and Rights(1)	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))

Equity compensation plans approved by our shareholders(2)	71,404	$322.57	179,956
Equity compensation plans not approved by our shareholders(3)	1,650	—	—
Total	73,054		179,956
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(1)	The weighted-average exercise prices do not reflect shares subject to outstanding awards of restricted stock units.

(2)
Of the aggregate number of shares that are to be issued upon exercise of outstanding options and rights as reported in column (c), 142,456 were available under the 2015 Plan and 37,500 were available under the ESPP. The 2015 Plan permits the granting of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, and stock units.

(3)
These figures represent stock units (the “Inducement Stock Units”) granted to certain employees as an inducement to their commencing employment with us as provided under the Nasdaq listing rules. The Inducement Stock Units are generally subject to the same terms as stock units granted under the 2015 Plan. The Inducement Stock Units vest over three years and are subject to earlier termination in the case of termination of the employee’s employment or a change in control of the Company.

401(k) Plan
Our On-Track 401(k) Savings Plan covers all of our U.S. employees, provided they meet the requirements of the plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer up to 60% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. However, our named executive officers qualify as highly compensated employees and may only elect to defer up to 8.5% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a catch-up contribution feature for employees aged 50 or older (including those who qualify as highly compensated employees) who can defer amounts over the statutory limit that applies to all other employees. Our 401(k) Plan permits but does not require matching contributions by us on behalf of participants.

Compensation of Directors
The following table provides compensation information for the members of our Board of Directors during 2018 who were not employed by us or any of our subsidiaries (“non-employee directors”). Eric Kelly and Peter Tassiopoulos are each named executive officers who also served on the Board of Directors during 2018. The 2018 compensation information for each of these individuals is presented in the Summary Compensation Table above and they were not entitled to any additional compensation for their service on the Board during fiscal 2018.

Name	Fees Earned ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Cheemin Bo-Linn	135,000	12,367	—	147,367
Vivekanand Mahadevan	135,000	12,367	—	147,367
Duncan McEwan	125,000	12,367	—	137,367
_______________

(1)
At the end of fiscal 2018, our non-employee directors did not have any outstanding equity awards. These amounts are comprised of two awards: i) a stock award for 561 shares granted on March 28, 2018 and was valued at $7.92 per share on the grant date (the closing market price for a share of our common stock on that date); and ii) a stock award for 1,981 shares granted on May 8, 2018 and was valued at $4.00 per share on the grant date (the closing market price for a share of our common stock on that date). The stock awards were fully vested on grant and paid in lieu of cash for fees associated with services on the Special Committee as described below.

The non-employee board members are paid $10,000 per quarter for their service on the Board except that the Chair of the Audit Committee and the Lead Board member are paid $12,500 per quarter for their service on the Board (“Quarterly Payment”). In the event of a change of control of the Company or the non-employee board member ceases to provide services to the Company, the Quarterly Payment shall be payable on a pro-rata basis up to the date of closing of the change of control or termination date, whichever occurs first. During 2018, the Board also granted restricted stock units to certain non-employee directors as described in the notes to the table above. The Board retains complete discretion to adopt or modify our programs for providing cash and/or equity-based compensation to our non-employee directors as it deems appropriate from time to time.
In August 2017, the Board formed a special committee (the “Special Committee”) to evaluate strategic options for the Company and appointed Messrs., Mahadevan and McEwan, and Dr. Bo-Linn to the Special Committee. Each member earned $10,000 per month for their service on the Special Committee. Beginning in January 2018 and through April 2018, the $10,000 per month was paid 50% in cash and 50% in common shares. The Special Committee was terminated in November 2018.
As of June 30, 2019, the Company owed our non-employee directors, an aggregate amount of $370,000 for directorship services (the “Outstanding Board Fees”). In August 2019, we entered into a change of control agreement with each of our non-employee directors (the “COC Agreements”). The COC Agreements provide that in the event of a change of control of the Company and provided no payment has been made under (i) or (ii) below, the Board Member shall be entitled, in their sole discretion, to provide written notice to the Company at any time within 30 days of such event, to receive an amount equal to the Outstanding Board Fees due them. The COC Agreements also provide that the Board Member shall be entitled to the Outstanding Board Fees due them if (i) the Board Member becomes unable to serve on the board of directors of the Company, either due to prolonged sickness, permanent disability or death or (ii) is not reappointed as a member of the board at a duly convened meeting of its shareholders.
In September 2019, the Board approved the entitlement of a fully-vested stock award for the non-employee directors valued at $40,000 based upon the closing price of the Company’s stock on the day prior to Board approval of the stock award. Such stock award shall be approved by the Board on or about December 30, 2019 or upon a change of control of the company, whichever date occurs first. To be eligible for the full stock award, the non-employee board member must be providing services to the Company on the date that the Board approves the stock award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of our common shares as of November 19, 2019 by:

•	each shareholder known to us to beneficially own more than 5% of our common shares;

•	each of our current directors;

•	officers named in the Summary Compensation Table for fiscal 2018 in “Executive Compensation” above; and

•	all our current executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent(3)

Connect Ventures, LLC	330,000	(4)	8.8%
200 N. Rogers Street, Suite A Waxahachie, TX 75165
MF Ventures LLC	226,821	(5)	6.0%
201 Spear Street, 14th Floor San Francisco, CA 94105
Christopher Cunningham	216,745	(6)	5.8%
100 Executive, Suite 3 Waxahachie, TX 75165
Eric Cunningham	198,804	(6)	5.3%
100 Executive, Suite 3 Waxahachie, TX 75165
Peter Tassiopoulos	1,000	(7)	*
Eric L. Kelly	39,745	(8)	1.1%
Joseph L. O’Daniel	10,625		*
Kurt L. Kalbfleisch	18,885	(7)	*
Cheemin Bo-Linn	4,544		*
Duncan McEwan	3,596		*
Vivekanand Mahadevan	3,185		*
All current directors and executive officers as a group (6 persons)	41,835	(9)	1.1%
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*	Less than 1%

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise noted, the address for each beneficial owner is: c/o Sphere 3D Corp., 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or warrants and vesting of stock awards.

(3)
Calculated on the basis of 3,758,105 common shares outstanding as of November 19, 2019, provided that any additional common shares that a shareholder has the right to acquire within 60 days after November 19, 2019 are deemed to be outstanding for the purpose of calculating that shareholder’s percentage beneficial ownership.

(4)
Information was obtained based upon Company records and information from the shareholder. Betty Robinson, as President and owner of Connect Ventures, LLC has investment and voting power over the common shares held by Connect Ventures, LLC.

(5)
Information was obtained from MF Ventures, LLC pursuant to an early warning report filed on March 8, 2019. MF Ventures, LLC is a limited liability company formed to make one or more investments in business ventures or activities deemed appropriate by Victor B. MacFarlane, as Manager of MF Ventures, LLC. Mr. MacFarlane as Manager of MF Ventures, LLC and Thaderine D. MacFarlane as a controlling member of MF Ventures, LLC share voting power over the common shares held by MF Ventures, LLC.

(6)	Information was obtained pursuant to a Schedule 13G filed on August 26, 2019.

(7)	These shares include the right to acquire shares upon exercise of 500 stock options.

(8)
Information is based upon a Form 4 filed on EDGAR by Mr. Kelly on June 20, 2018, as adjusted for the share consolidation in November 2018, and Company records related to a release of vested RSU shares in February 2019. This information has not been independently verified and is to the best knowledge of the Company.

(9)	These shares include the right to acquire shares upon exercise of 1,000 stock options beneficially owned by our current directors and executive officers.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date hereof, no director, executive officer, senior officer, employee, proposed director or former director, executive officer, senior officer or employee of the Company or any of its subsidiaries or any associate of any of the foregoing persons is or has been, at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or its subsidiaries, nor at any time since the beginning of the most recently completed financial year of the Company has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
The Company has directors’ and officers’ liability insurance for the benefit of the directors and officers of the Company in the aggregate amount of $10,000,000 for the year ended December 31, 2018, consisting of: (i) a primary policy of $5,000,000, having a deductible amount of $1,000,000 for each corporate reimbursement claim, for a total annual premium of $175,000 and (ii) a difference in conditions policy of $5,000,000, for a total annual premium of $82,500.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Except as disclosed in this Proxy Statement, the directors of the Company are not aware of any material interest, direct or indirect, of any person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed financial year, or any associate or affiliate of any of the foregoing persons, in any matter to be acted upon at the Meeting. All of the directors and officers may be awarded incentive compensation under the Company’s stock incentive plans in accordance with the terms of those plans.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Except as described below or otherwise disclosed in this Proxy Statement, neither the Company, nor any director or officer of the Company, nor any shareholder beneficially owning or exercising control over 10% or more of the voting securities, nor any associate or affiliate of any one of them, has or has had, at any time since the commencement of the Company’s last completed financial year, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries.
The particulars of certain such transactions or proposed transactions can be found in the material change reports filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR at www.sedar.com on March 8, 2019 and May 17, 2019.
OTHER MATTERS TO BE ACTED UPON
There are no other matters to be considered at the Meeting which are known to the directors or executive officers of the Company at this time. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote the same in accordance with their best judgment of such matters exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting, and other matters which may properly come before the Meeting or any adjournment thereof.

ADDITIONAL INFORMATION
Additional information relating to the Company may be found on SEDAR at www.sedar.com, EDGAR at www.sec.gov and, you may refer to our annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 29, 2019 and accompanies this proxy statement.
Any material change report (except confidential material change reports) filed by the Company with applicable securities commissions or similar authorities in Canada under the Company’s issuer profile on SEDAR at www.sedar.com from the date of this Proxy Statement until the date of the Meeting is also incorporated by reference herein.
You may obtain copies, without charge, of documents incorporated by reference in this Proxy Statement, by requesting them in writing at 895 Don Mills Road, Bldg. 2, Suite 900, Toronto, Ontario M3C 1W3.
Approval by the Board of Directors
The Board has approved the content and delivery of this Proxy Statement.
DATED as of the 5th day of December 2019.

BY ORDER OF THE BOARD

Peter Tassiopoulos
Chief Executive Officer and Director

APPENDIX A
BOARD MANDATE
****************
SPHERE 3D CORP.
BOARD MANDATE

1		General	A-3
2		Responsibilities of the Board	A-3
	2.1	Legal	A-3
	2.2	Strategy and Policy	A-3
	2.3	Accountability	A-4
	2.4	Public Relations	A-4
	2.5	Risk Management	A-5
3		Responsibilities of Directors	A-5
4		Board Composition	A-5
	4.1	Board Membership Criteria	A-5
	4.2	Director Independence	A-6
	4.3	Board Size	A-6
	4.4	Term	A-6
	4.5	Board Succession	A-6
	4.6	Service on Other Boards and Audit Committees	A-6
5		Delegation to Management	A-7
6		Chair	A-7
	6.1	Appointment	A-7
	6.2	General	A-7
	6.3	Specific Roles and Responsibilities	A-7
7		Lead Independent Director	A-8
	7.1	Appointment	A-8
	7.2	General	A-8
	7.3	Specific Roles and Responsibilities	A-8
8		Corporate Secretary	A-9
	8.1	Appointment	A-9
	8.2	General	A-9
	8.3	Specific Roles and Responsibilities	A-9
9		Board Committees	A-9
	9.1	General	A-9
	9.2	Composition	A-9
	9.3	Chair	A-10
	9.4	Mandates	A-10
10		Board and Committee Meetings	A-10
	10.1	Scheduling	A-10
	10.2	Notice	A-10

	10.3	Agenda	A-10
	10.4	Independent Director Sessions	A-11
	10.5	Distribution of Information	A-11
	10.6	Attendance and Participation	A-11
	10.7	Quorum	A-11
	10.8	Voting and Approval	A-11
	10.9	Procedures	A-11
	10.10	Corporate Secretary	A-11
	10.11	Minutes of Meetings	A-12
11		Director Compensation	A-12
12		Director Orientation and Continuing Education	A-12
13		Board Access to Management and Advisors	A-12
14		Performance Assessment of the Board and its Committees	A-12
15		Codes of Ethics	A-13
16		Indemnification and Insurance	A-13
17		Conflicts of Interest	A-13
18		Contact Board and Committees	A-13
19		Definitions	A-14

1.     General
The Board of Directors (the “Board”) of Sphere 3D Corp. (the “Corporation”) approves the overall policies for the Corporation, monitors and evaluates the Corporation’s strategic direction, and retains plenary power for those functions not specifically delegated by it to its committees or to management. Accordingly, in addition to the duties of directors of an Ontario corporation as prescribed by statute, the mandate of the Board is to supervise the management of the business and affairs of the Corporation with a view to evaluate, on an ongoing basis, whether the Corporation’s resources are being managed in a manner consistent with enhancing shareholder value, ethical considerations and corporate social responsibility.
2.     Responsibilities of the Board
2.1     Legal

2.1.1	Develop and maintain an understanding of provincial and federal legislation applicable to the Corporation and its operations.

2.1.2	Review policies and procedures to confirm ethical behavior of the Corporation and its employees, and monitor compliance with applicable laws and regulations.

2.1.3	Monitor adequate implementation of systems to comply with health, safety and environmental policies and compliance with applicable laws and regulations.

2.1.4	Monitor corporate insurance requirements and ensure the Corporation is above the minimum legal standard.

2.1.5
Approve the interim financial statements, annual financial statements, management proxy circulars, takeover bid circulars, directors’ circulars, prospectuses, annual information forms and other disclosure documents required to be approved by the directors of a corporation under applicable corporate and securities laws, regulations and the rules of any applicable stock exchange.

2.2     Strategy and Policy

2.2.1	Review and approve the mission of the Corporation.

2.2.2	Approve the strategy and major policy decisions set forth by management.

2.2.3	Approve the periodic capital and operating plans and monitoring corporate performance against those strategic plans.

2.2.4	Review and approve borrowing requirements and borrowing authority relating to the Corporation’s credit facilities.

2.2.5	Approve of a strategic planning process as well as a system of monitoring corporate performance against such plans.

2.2.6	Review and approve material transactions that:

2.2.6.1	are not in the ordinary course of the business,

2.2.6.2	differ significantly from the Corporation’s strategic plan,

2.2.6.3
involve an acquisition or disposition of any asset valued at more than $250,000 that is outside of the ordinary course of the Corporation’s business, unless otherwise approved by the Board in the Corporation’s annual business plan, or

2.2.6.4
enter into any related party or non-arm’s length transaction of whatever nature including without limitation any transaction with or involving the Corporation’s directors, officers, shareholders or persons related or connected to them within the meaning of Canadian tax laws, being understood that all such transactions need to be at fair market value.

2.3     Accountability

2.3.1	Ensure that it is properly informed, on a timely basis, of all important issues relating to developments involving the Corporation and its business environment.

2.3.2	Adopt and enforce good corporate governance practices and processes.

2.3.3	Assess the performance of the Board and each of its committees.

2.3.4	Assess the performance, independence and financial literacy of each of its Board members.

2.3.5
Select, appoint and evaluate the Chief Executive Officer (or President if no Chief Executive Officer is appointed) and the Chief Financial Officer and, if necessary, terminate the Chief Executive Officer, President and Chief Financial Officer.

2.3.6
Satisfy itself as to the integrity of the Chief Executive Officer, President, Chief Financial Officer and other senior officers of the Corporation and as to the culture of integrity throughout the Corporation.

2.3.7	Implement succession planning, including appointing, counseling and monitoring the performance of executive officers.

2.3.8	Review human resources policies of the Corporation in general, including in particular the approval of the compensation of executive officers.

2.3.9	Adopt and enforce policies and processes to satisfy itself as to the integrity of the Corporation’s internal control and management information systems and its financial reporting.

2.3.10	Confirm that an appropriate orientation program is developed for new directors and that continuing education opportunities are available for all directors.

2.3.11	Define the duties and limitations of authority of senior management.
2.4     Public Relations

2.4.1	Establish policies and procedures for the disclosure of reliable and timely information to shareholders and other stakeholders.

2.4.2	Establish policies and procedures for the proper communication with shareholders, customers and governments.

2.4.3	Formally call meetings of shareholders and submit to the shareholders any question or matter requiring approval of the shareholders.

2.4.4	Approve the directors for nomination to be elected at shareholders’ meetings and filling a vacancy among the directors.

2.4.5	Declare dividends and establish of the dividend policy for the Corporation.
2.5     Risk Management

2.5.1	Oversee the management of risks and the implementation of internal controls.

2.5.2	With management, identify the principal risks of the Corporation’s business and the systems to be put in place to manage these risks and monitor the adequacy of such systems.

2.5.3
Establish policies and processes to identify the Corporation’s principal business risks, including hedging policies for the Corporation, and confirm that systems are in place to mitigate these risks where prudent to do so.

3.     Responsibilities of Directors

3.1	Develop and maintain a thorough understanding of the Corporation, the markets in which its business is conducted, its financial position, strategic direction and goals.

3.2	Diligently prepare for each meeting, ensuring that all distributed information is reviewed in advance of such meeting.

3.3	Actively and constructively participate in each meeting, ensuring all relevant issues are given consideration.

3.4	Acquire information and clarification from management regarding any relevant aspect of the Corporations affairs as needed.

3.5	Engage in continued directors’ education as relevant to their role as a director of the Corporation.
4.     Board Composition

4.1	Board Membership Criteria
The Nominating and Governance Committee of the Board is responsible for establishing the competencies and skills that the Board considers to be necessary for the Board as a whole, to possess, the competencies and skills that the Board considers each existing director to possess, and the competencies and skills each new nominee will bring to the Board. The Nominating and Governance Committee identifies candidates for Board membership based on their character, integrity, judgment and record of achievement and any skills and talents they possess which would add to the Board’s decision-making process and enhance the overall management of the business and affairs of the Corporation.
Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with or be incompatible with Board membership. Directors who change their principal occupation are expected to advise the Nominating and Governance Committee and, if determined appropriate by the Nominating and Governance Committee, resign from the Board.

4.2	Director Independence
The Board believes that, except during periods of temporary vacancies, not less than half of its members should be Independent Directors.
In all cases, the determination of whether a director is independent will be made by the Board in accordance with applicable securities laws and stock exchange rules. Generally, an “Independent Director” is a director who has no direct or indirect material relationship with the Corporation. For these purposes, “material relationship” means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a director’s independent judgment in carrying out the responsibilities of a director.
In making a determination regarding a director’s independence, the Board will consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and such other criteria as the Board may determine from time to time.
The Board will review the independence of all directors on an annual basis and will disclose its determinations annually. To facilitate this review, directors will be asked to provide the Board with full information regarding their business and other relationships with the Corporation and its affiliates and with senior management and their affiliates.
Directors have an ongoing obligation to inform the Board of any material changes in their circumstances or relationships which may affect the Board’s determination as to their independence.

4.3	Board Size
The Corporation will have a minimum of one director and a maximum of ten directors, with the number of directors from time to time within such range being fixed by resolution of the directors, provided that until otherwise so determined by resolution, the number of directors will be four (4). The Board is of the view that its current size of four (4) members is conducive to effective decision-making and committee work.
The Nominating and Governance Committee is responsible for evaluating the effectiveness of the Board size on a regular basis and reporting its analysis and recommendations to the Board.

4.4	Term
Each director is elected or appointed at the annual meeting of shareholders of the Corporation to hold office until the close of the annual meeting of shareholders next following such director’s election or appointment and until such director’s successor is elected or appointed.

4.5	Board Succession
The Nominating and Governance Committee is responsible for maintaining a Board succession plan that is responsive to the Corporation’s needs and the interests of its shareholders.

4.6	Service on Other Boards and Audit Committees
The Board does not believe that its members should be prohibited from serving on the boards of other public companies so long as these commitments do not materially interfere with and are not incompatible with their ability to fulfill their duties as a member of the Board.

5.     Delegation to Management
The Board has delegated financial authority to the Chief Executive Officer (or President, if no Chief Executive Officer has been appointed) (who may sub-delegate such authority to the Chief Financial Officer or such other individuals within the Corporation as appropriate that are approved in advance by the Board) for approval of expenditures, all of which must be made within the framework of the strategic plan of the Corporation approved by the Board.
6.     Chair

6.1	Appointment
The Board will elect from among its members a Chair.

6.2	General
The Chair is principally responsible for overseeing the operations and affairs of the Board.

6.3	Specific Roles and Responsibilities

6.3.1	Lead, manage and organize the Board, consistent with the approach to corporate governance adopted by the Board from time to time.

6.3.2	Preside as chair at all meetings of the Board and shareholders.

6.3.3	Approve the agenda of the Board and shareholders’ meetings, in consultation with the Corporate Secretary and the Lead Independent Director (if required to be appointed).

6.3.4	Confirm that Board functions are delegated to appropriate committees and that the functions are carried out and the results reported to the Board.

6.3.5
Together with the Lead Independent Director (if required to be appointed), approach potential candidates for Board membership, once candidates have been identified and selected by the Nominating and Governance Committee, to explore their interest in joining the Board.

6.3.6	Confirm that the Board and senior management understand their respective responsibilities and respect the boundary between them.

6.3.7
Chair Board meetings, including providing appropriate briefing materials to be delivered in a timely fashion, stimulating debate, providing adequate time for discussion of issues, facilitating consensus, encouraging full participation and discussion by individual directors and confirming that clarity regarding decisions is reached and accurately recorded.

6.3.8	Ensure that management files and fulfills disclosure requirements to statutory authorities under applicable legislation.

6.3.9	Approve a resource allocation plan to ensure that the Board and its committees have the necessary resources to carry out their responsibilities, in particular, timely and relevant information.

6.3.10
Work with the Lead Independent Director (if required to be appointed), the Chair of the Nominating and Governance Committee, the Corporate Secretary, and senior officers of the Corporation to further the creation of a healthy governance culture within the Corporation.

6.3.11	Represent the Corporation to shareholders and external stakeholders, including local community groups, government, and non-governmental organizations.

6.3.12	Perform additional duties as may be requested by the Board from time to time.
7.     Lead Independent Director

7.1	Appointment
In each year that the elected Chair is not an Independent Director, the Board will elect from among its Independent Directors a Lead Independent Director.

7.2	General
The Lead Independent Director provides a source of Board leadership complementary to that of the Chair.

7.3	Specific Roles and Responsibilities

7.3.1	Enhancing Board Effectiveness

7.3.1.1	Work with the Chair and Corporate Secretary to ensure the Board has adequate resources, especially by way of full, timely and relevant information to support its decision-making requirements.

7.3.1.2	Review and approve that appropriate procedures are in place to allow the Board to work effectively and efficiently and to function independently from management.

7.3.1.3	Provide input to the Chair and Corporate Secretary on the preparation of agendas for Board and committee meetings and the scheduling of Board meetings.

7.3.1.4	Work with the Chair and the Nominating and Governance Committee to ensure there is a process to implement best practices which relate to the responsibilities of the Board.

7.3.1.5	Chair Board meetings when the Chair is unavailable.

7.3.1.6	Maintain a close and collaborative relationship with the Chair.

7.3.1.7	Assist in orienting and integrating new directors to the Board.

7.3.1.8	Represent the Corporation to shareholders and external stakeholders, including local community groups, government, and non-governmental organizations.

7.3.1.9	Perform additional duties as may be requested by the Board from time to time.

7.3.2	Liaison Between Board and Management and Among Directors

7.3.2.1	In association with scheduled Board meetings, chairing meetings of Independent Directors to discuss issues relating to the Corporation’s business without the presence of management or the Chair.

7.3.2.2	Communicating with the Chair and the entire Board, as appropriate, the results of private discussions among Independent Directors or the results of meetings of the Independent Directors.

7.3.2.3	Acting as a communication channel among the directors and between directors and the Chair in respect of issues not readily or easily discussed in a formal setting.

7.3.2.4	Ensuring that the Board understands and maintains the boundaries between Board and management responsibilities.
8.     Corporate Secretary

8.1	Appointment
The Board will appoint one of its members, its senior officers or its legal counsel to act as the Corporate Secretary.

8.2	General
The Corporate Secretary is responsible for assisting the Chair and the Lead Independent Director (if required to be appointed) in managing the operations and affairs of the Board and for performing additional duties as may be requested by the Chair, Lead Independent Director (if required to be appointed), or the Board or any of its committees from time to time.

8.3	Specific Roles and Responsibilities

8.3.1	Oversee the preparation of all materials for shareholders that relate to the election of directors or the matters discussed in these guidelines.

8.3.2	Confirm that all notices and materials are delivered to shareholders and directors in a timely manner.

8.3.3	Confirm that all minutes of meetings of shareholders, the Board and committees are accurately recorded.

8.3.4	Administer the operations of the Board and its committees.

8.3.5
Monitor compliance with the governance policies of the Board, including those regarding frequency and conduct of Board meetings, reporting information and other policies relating to the Board’s business.

8.3.6	Perform additional duties as may be requested by the Chair, Lead Independent Director (if required to be appointed), or the Board or any of its committees from time to time.
9.     Board Committees

9.1	General
The Board carries out its responsibilities directly and through the following committees and such other committees as it may establish from time to time: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

9.2	Composition
Each of the committees will be composed of at least three directors. Each of the Audit Committee, the Nominating and Governance Committee and Compensation Committee will be comprised of Independent Directors (unless otherwise required by applicable securities law). Committee members will be selected by the Board on the recommendation of the Nominating and Governance Committee and who meet the requirements with respect to independence and financial literacy, as applicable, set out in applicable securities laws.

9.3	Chair
Each of the committees are chaired by a director who is selected by the Board on the recommendation of the Nominating and Governance Committee. The chair will be responsible for determining the agenda and the frequency and conduct of meetings.

9.4	Mandates
Each committee has its own mandate that sets out its responsibilities and duties, qualifications for membership, procedures for committee member appointment and removal and reporting to the Board.
On a periodic basis (unless required annually or more frequently by applicable securities laws), each committee’s mandate is reviewed by both the committee itself and the Nominating and Governance Committee and is also reviewed and approved by the Board.
10.     Board and Committee Meetings

10.1	Scheduling
Board meetings are scheduled in advance at appropriate intervals throughout the year. In addition to regularly scheduled Board meetings, additional Board meetings may be called upon proper notice at any time to address specific needs of the Corporation. The Board may also take action from time to time by unanimous written consent. Any director or the Chief Executive Officer may call a Board meeting.
Each committee meets as often as it determines necessary to fulfill its responsibilities. A meeting of any committee may be called by the chair of such committee, the Chair of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Lead Independent Director (if required to be appointed), or any two committee members.
Board meetings are held at a location determined by the Chair on the advice of the Lead Independent Director (if required to be appointed) and meetings of each committee are held at a location determined by the chair of such committee.

10.2	Notice
Notice of the time and place of each meeting of the Board or any committee must be given to each director (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed; or (b) not less than 24 hours before the time the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication or as an electronic document.
Board or committee meetings may be held at any time without notice if all of the directors or committee members have waived or are deemed to have waived notice of the meeting. A director participating in a Board or committee meeting is deemed to have waived notice of the meeting.

10.3	Agenda
In consultation with the Corporate Secretary and the Lead Independent Director (if required to be appointed), the Chair establishes the agenda for each Board meeting. Any director may propose the inclusion of items on the agenda, request the presence of or a report by any member of senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting.

In consultation with the Corporate Secretary, the Lead Independent Director (if required to be appointed), and the Chief Executive Officer (or President if no Chief Executive Officer has been appointed), committee chairs establish the agenda for each committee meeting. Any committee member may propose the inclusion of items on the agenda, request the presence of or a report by any member of senior management, or at any committee meeting raise subjects that are not on the agenda for the meeting.
The Corporate Secretary distributes an agenda and meeting material in advance of each Board or committee meeting to allow Board or committee members, as the case may be, sufficient time to review and consider the matters to be discussed.

10.4	Independent Director Sessions
Independent Directors shall periodically meet separately without management present. The Lead Independent Director (if required to be appointed) informs management of the substance of these meetings to the extent that action is required by them.

10.5	Distribution of Information
The Board regularly receives reports on the financial results and operating activities of the Corporation, as well as periodic reports on certain non-operational matters, including, corporate governance, insurance, pensions and treasury matters and safety, health and environmental matters.

10.6	Attendance and Participation
Each director is expected to attend all meetings of the Board and any committee of which he or she is a member. A director who is unable to attend a Board or committee meeting in person may participate by telephone or teleconference.

10.7	Quorum
A quorum for any Board meeting is a majority of directors.
A quorum for any committee meeting is a majority of its members.

10.8	Voting and Approval
At Board or committee meetings, each director or member, as applicable, is entitled to one vote and questions are decided by a majority of votes. In case of an equality of votes, the chair of the meeting does not have a second or casting vote and the motion fails.

10.9	Procedures
The Chair determines procedures for Board meetings unless otherwise determined by the by-laws of the Corporation or a resolution of the Board.
The chair of the committee determines procedures for committee meetings unless otherwise determined by the by-laws of the Corporation or a resolution of the committee or the Board.

10.10	Corporate Secretary
Unless otherwise determined by the Board, the Corporate Secretary acts as secretary to the Board and each of its committees. In the absence of the Corporate Secretary, the Board or a committee may appoint any other person to act as secretary.

10.11	Minutes of Meetings
Unless otherwise determined by the Board, the Corporate Secretary keeps minutes of the proceedings of the Board and each of its committees and circulates copies of the minutes to each Board or committee member, as the case may be, on a timely basis.
11.     Director Compensation
The Board believes that compensation for directors should be commensurate with the compensation paid to directors of comparable companies.
Directors who are employees of the Corporation or any of its affiliates do not receive any compensation for service as directors.
During the early stage of development of the Corporation, compensation for serving on the Board and its various subcommittees (including the Audit Committee and the Nominating and Governance Committee), as well as Chair of the Board (if the Chair is a non-employee) and any subcommittee thereof, and any meeting fees relating thereto shall be paid to outside directors by way of grant of options.
The Board may amend such compensation arrangements from time to time upon recommendation by the Chair of the Nominating and Governance Committee and approval of the Board, consistent with industry practice.
Directors are reimbursed by the Corporation for reasonable travel expenses (outside of the Greater Toronto Area) that are incurred in connection with their duties as directors.

12.	Director Orientation and Continuing Education
New directors receive orientation materials describing the Corporation’s business and its corporate governance policies and procedures. New directors also have meetings with the Chair, Lead Independent Director (if required to be appointed), Chief Executive Officer, President, and Chief Financial Officer.
The Nominating and Governance Committee is responsible for reasonably confirming that procedures are in place and resources are made available to provide directors with appropriate continuing education opportunities.

13.	Board Access to Management and Advisors
Directors have access to members of management and are encouraged to raise any questions or concerns directly with management. The Board and its committees may invite any member of management, outside advisor or other persons to attend any of their meetings.
The Board and any of its committees may reasonably retain an outside advisor at the expense of the Corporation at any time and have the authority to determine the advisor’s fees and other retention terms.
Individual directors may retain an outside advisor at the expense of the Corporation with the approval of the Nominating and Governance Committee.

14.	Performance Assessment of the Board and its Committees
The Nominating and Governance Committee should annually review the effectiveness of the Board in fulfilling its responsibilities and duties as set out in these guidelines.
In addition, the Nominating and Governance Committee should annually review the effectiveness of all Board committees in fulfilling their responsibilities and duties as set out in their charter and in a manner consistent with these guidelines.

The Nominating and Governance Committee should evaluate individual directors to assess their suitability for nomination for re-election.

15.	Codes of Ethics
The Board expects all directors, officers and employees of the Corporation to conduct themselves in accordance with the highest ethical standards.
The Board should adopt and approve a Code of Business Conduct and Ethics (the “Code”) for employees which addresses, among other things, avoidance of conflicts of interest, protection of confidential information, compliance with applicable laws, rules and regulations, adherence to good disclosure practices and procedures for employees and third parties to report concerns with respect to accounting and auditing matters. As set out in the Code, an employee who, in good faith, reports a concern regarding accounting matters or a suspected breach of the Code is protected from retaliation, such as discharge, demotion, suspension, threats, harassment or discrimination.
The Board should also adopt and approve a Code of Ethics for directors that set out the ethical standards that apply to directors in the exercise of their duties.
Both Codes should be available in print to any shareholder who requests a copy.

16.	Indemnification and Insurance
In accordance with the by-laws of the Corporation, directors and officers are each indemnified by the Corporation against all liability and costs arising out of any action or suit against them from the execution of their duties, provided that they have carried out their duties honestly and in good faith with a view to the best interests of the Corporation and have otherwise complied with the provisions of applicable corporate law.
The Corporation maintains insurance for the benefit of its directors and officers against any liability incurred by them for which they would be indemnified. The amount and terms of the insurance coverage are dependent upon prevailing market conditions and practices with the objective of adequately protecting directors and officers from such liability.

17.	Conflicts of Interest
Each director is required to inform the Nominating and Governance Committee of any conflict of interest he or she may have with the Corporation. If a director has a personal interest in a matter before the Board or a committee, he or she must not participate in any vote on the matter except where the Board or the committee has expressly determined that it is appropriate for him or her to do so in accordance with applicable law.

18.	Contact Board and Committees
The Board welcomes input and comments from shareholders of the Corporation. You may contact one or more members of the Board or its committees, by writing to the Corporate Secretary at:
Board of Directors of Sphere 3D Corp.
c/o Corporate Secretary
Sphere 3D Corp.
895 Don Mills Road,
Bldg. 2, Suite 900,
Toronto, Ontario M3C 1W3

19.	Definitions
Legal terms used in this Mandate have the meanings attributed to them below. Terms not otherwise defined herein have the meanings attributed to them in Multilateral Instrument 52-110, as amended from time to time.
“financially literate” means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.
“Independent Director” means a director who has no direct or indirect material relationship with the Corporation. For this purpose, a material relationship means a relationship which could, in the view of the Board, reasonably interfere with the exercise of a director’s independent judgment in carrying out the responsibilities of a director. Despite the foregoing, the following individuals are considered to have a material relationship with the Corporation:

•	An individual who is, or has been, an employee or executive officer of the Corporation, unless three years have elapsed since the end of the service or employment.

•	An individual whose immediate family member is, or has been, an executive officer of the Corporation unless three years have elapsed since the end of the service or employment.

•
An individual who is, or has been, an affiliated entity of, a partner of, or employed by, a current or former internal or external auditor of the Corporation unless three years have elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended.

•
An individual whose immediate family member is, or has been, an affiliated entity of, or employed in a professional capacity by, a current or former internal or external auditor of the Corporation unless three years have elapsed since the person’s relationship with the internal or external auditor, or the auditing relationship, has ended.

•
An individual who is, or has been, or whose immediate family member is or has been, an executive officer of an entity if any of the Corporation’s current executive officers serve on the entity’s compensation committee unless three years have elapsed since the end of the service or employment.

•	An individual who:

◦
has a relationship with the Corporation pursuant to which the individual may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation or any subsidiary entity of the Corporation, other than as remuneration for acting in his or her capacity as a member of the Board or any Board committee, or as a part-time chair or vice-chair of the Board or any Board committee; or

◦
receives, or whose immediate family member employed as an executive officer of the Corporation receives, more than $75,000 in any twelve consecutive month-period in compensation from the Corporation, other than as remuneration for acting in his or her capacity as a member of the Board or any Board committee or as benefits under a tax-qualified retirement plan or non-discretionary compensation, unless three years have elapsed since he or she ceased to receive more than $75,000 of compensation in a twelve-month period.

•	An individual who is an affiliated entity of the Corporation or any of its subsidiary entities.

SPHERE 3D CORP.

(the "Company")

FORM OF PROXY ("PROXY")

Annual Meeting
December 30, 2019 at 2:00 p.m. EST
Sheraton Gateway Hotel in Toronto International Airport,
Terminal 3, Toronto Ontario L5P 1C4
(the "Meeting")

RECORD DATE:	November 19, 2019
CONTROL NUMBER:	
SEQUENCE #:	
FILING DEADLINE FOR PROXY:	December 24, 2019 at 2:00 p.m. EST

The undersigned hereby appoints **Peter Tassiopoulos, Chief Executive Officer** of the Company, whom failing **Kurt L. Kalbfleisch, Chief Financial Officer** of the Company (the "Management Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – MANAGEMENT VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors	FOR	WITHHOLD
a) Cheemin Bo-Linn	☐	☐
b) Vivekanand Mahadevan	☐	☐
c) Duncan J. McEwan	☐	☐
d) Peter Tassiopoulos	☐	☐

2. Appointment of Auditors	FOR	WITHHOLD
To consider and, if deemed advisable, to pass an ordinary resolution appointing **Smythe LLC** as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME

Signature of registered owner(s) *Date (MM/DD/YYYY)*

TMX | TSX Trust

Proxy Voting – Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY MANAGEMENT OF THE COMPANY.**
2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.**
3. **If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**
4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.
5. **Each security holder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof.** Such right may be exercised by inserting in the space labeled "*Please print appointee name*", the name of the person to be appointed, who need not be a security holder of the Company.
6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Company.
7. To be valid, this proxy must be filed using one of the ***Voting Methods*** and *must be received by TSX Trust Company* before the ***Filing Deadline for Proxies***, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.
8. If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory's power to sign the proxy.
9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol.

Investor inSite

TSX Trust Company offers at no cost to security holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable security holder forms and Frequently Asked Questions.

To register, please visit
www.tsxtrust.com/investorinsite

Click on, "*Register Online Now*" and complete the registration form. Call us toll free at 1-866-600-5869 with any questions.

Request for Financial Statements

In accordance with securities regulations, security holders may elect to receive Annual Financial Statements, Interim Financial Statements and MD&As.

Instead of receiving the financial statements by mail, you may choose to view these documents on SEDAR at www.sedar.com.

I am currently a security holder of the Company and as such request the following:

☐ **Annual Financial Statements with MD&A**

☐ **Interim Financial Statements with MD&A**

If you are casting your vote online and wish to receive financial statements, please complete the online request for financial statements following your voting instructions.

If the cut-off time has passed, please fax this side to 416-595-9593

SPHERE 3D CORP.
2019

www.tsxtrust.com
VANCOUVER CALGARY TORONTO MONTRÉAL

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